Exhibit 10.30

EXECUTION COPY

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

TRANSFER AND TERMINATION AGREEMENT

DATED AS OF APRIL 21, 2008

BY AND BETWEEN

TOPOTARGET A/S

AND

CURAGEN CORPORATION

TRANSFER AND TERMINATION AGREEMENT

THIS TRANSFER AND TERMINATION AGREEMENT (this “Agreement”) is dated as of April 21, 2008 (the “Effective Date”), by and between TopoTarget A/S, a company duly organized and existing under the laws of Denmark and having offices at Symbion Science Park, Fruebjergvej 3, 2100 Copenhagen, Denmark (“TopoTarget”), and CuraGen Corporation, a company duly organized and existing under the laws of the State of Delaware and having offices at 555 Long Wharf Drive, New Haven, Connecticut 06511, USA (“CuraGen”). As used herein, TopoTarget and CuraGen are referred to as the “Parties”.

RECITALS

WHEREAS, the Parties previously entered into a License and Collaboration Agreement dated as of June 3, 2004 (as amended from time to time, the “License and Collaboration Agreement”), pursuant to which the Parties collaborated in connection with the research, development and commercialization of HDAC Inhibitors (as defined herein); and

WHEREAS, the Parties desire to terminate the License and Collaboration Agreement, and further desire that TopoTarget and its Affiliates (as defined herein) be enabled to carry on alone the research, development and commercialization of HDAC Inhibitors, and in such connection CuraGen desires to sell, transfer, convey and assign to TopoTarget, and TopoTarget desires to purchase from CuraGen, all of CuraGen’s and its Affiliates’ interests in HDAC Inhibitors, and in certain other rights and assets relating to HDAC Inhibitors and CuraGen desires to grant and TopoTarget desires to receive certain other licenses and rights related to HDAC Inhibitors, all upon the terms, and subject to the conditions, set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Specific Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquiror” has the meaning set forth in Section 10.7(b).

“Affiliate” means, in relation to any Person, any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, that first Person. As used in this Agreement, “control” (including, with correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of (a) the power to direct or cause the direction of the management or policies of any other Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) or (b) at least fifty percent (50%) of the issued share capital (whether directly or pursuant to any option, warrant or other similar arrangement) or other applicable profit interests of any other Person.

“Agreement” has the meaning set forth in the recitals.

“Allocation” has the meaning set forth in 3.5.

“Assignment of Patents” means the assignment of Patents between the Parties to be executed by the Parties on the Effective Date, substantially in the form of Exhibit B hereto.

“Assumed Liabilities” means any Liabilities of, arising out of or related to the Transferred Assets (including post-Effective Date performance or breaches of performance of any Contracts described on Schedule 2.1(h) (but excluding any such Contract for which Section 2.2 applies until such time as such Contract is assigned to TopoTarget)) with respect to all periods after Effective Date; it being understood and agreed that “Assumed Liabilities” shall exclude all Retained Liabilities.

“Authorizations” means all investigational new drug applications, NDAs, clinical trial exemptions and similar regulatory filings, licenses and permits owned or controlled by CuraGen or its Affiliates and specific to the Regulatory Trials involving HDAC Inhibitors or the Products.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in Copenhagen, Denmark or New York, New York are authorized or required by Legal Requirement to close.

“Combination Product” has the meaning set forth within the definition of “Net Sales.”

“Common Stock Equivalents” has the meaning set forth in Section 9.6.

“Competing Product” has the meaning set forth in Section 10.7(a).

“Confidential Information” means all confidential data, Know-How and other information related to HDAC Inhibitors and/or the Products, including all regulatory approvals and related filings, applications and data, the content of any unpublished patent applications, manufacturing and technical data, operating methods and procedures, marketing, distribution and sales methods and systems, sales figures, clinical trial data and other business information relating thereto, either marked as confidential or that by its nature or manner of disclosure would reasonably be understood in the industry to be confidential, and whether disclosed or maintained in tangible, electronic or other form.

“Contract” means any contract, agreement, or other arrangement to which CuraGen or any of its Affiliates is a party as of the Effective Date, including any license agreement, supply agreement and agreement with any contract research and testing organization, and which is solely (a) related to HDAC Inhibitors or the Products, (b) related to the Regulatory Trials or (c) related to the development, registration or commercialization of HDAC Inhibitors or the Products, including clinical trials.

“Control” means, with respect to any intellectual property right, the possession (whether by ownership or license) by a Party or an Affiliate of a Party of the ability to transfer such right or to grant a sublicense under such right without violating the terms of any agreement with any Third Party. Otherwise, “Control” shall have the meaning set forth within the definition of “Affiliate.”

“Covered Patents” has the meaning set forth in Section 3.1(c).

“CuraGen” has the meaning set forth in the recitals.

“CuraGen Collaboration Technology” means, to the extent Controlled by CuraGen or any of its Affiliates as of the Effective Date, (a) all Inventions and Know-How first conceived and/or reduced to practice by employees of CuraGen or of any Third Party working on behalf of or for the benefit of CuraGen and/or in whose Inventions and Know-How CuraGen and its Affiliates shall have secured rights, in each case in the course of or in connection with the Research Program or with the product candidate having the designation PX106491, as well as any and all Patents and other intellectual property rights covering the same; and (b) all CuraGen Licensed Technology (as defined in the License and Collaboration Agreement).

“CuraGen Material Adverse Effect” has the meaning set forth in Section 8.11.

“Effective Date” has the meaning set forth in the introductory paragraph hereof.

“Encumbrance” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, option, license, sublicense, covenant not to sue, or preference or priority or other encumbrance upon or with respect to any property of any kind.

“Exchange Act” means the U.S. Securities and Exchange Act of 1934, as amended.

“FDA” means the United States Food and Drug Administration and any successor agency thereto.

“Field” has the meaning set forth in Section 3.1(a).

“First Commercial Sale” means, with respect to any Product, the first sale for use or consumption by the general public of such Product in an country in the world after all required marketing and pricing approvals have been granted, or otherwise permitted, by the governing health authority of such country; it being understood and agreed that “First Commercial Sale” shall not include the sale of any Product for use in clinical trials or for compassionate use prior to the approval of an NDA or other comparable regulatory approval.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any court, tribunal, arbitrator, agency, commission, authority, department, official or other instrumentality of any country (including any political subdivision thereof) or association of countries or any quasi-governmental body exercising any regulatory, governmental or administrative authority, including any Regulatory Authority.

“HDAC Inhibitor” means any small molecule that inhibits the activity of histone deacetylase.

“Improvements” has the meaning set forth in Section 3.1(b).

“Indemnified Party” has the meaning set forth in Section 12.4(a).

“Indemnifying Party” has the meaning set forth in Section 12.4(a).

“Initial Period” has the meaning set forth in Section 3.4(b).

“Inventions” means any new or useful method, process, manufacture, compound or composition of matter, whether or not patentable or copyrightable, or any improvement thereof.

“Joint Collaboration Technology” means, to the extent Controlled by CuraGen or any of its Affiliates as of the Effective Date, all Inventions and Know-How first conceived jointly and/or reduced to practice jointly by one or more employees of CuraGen or its Affiliates (or of any Third Party working on behalf of or for the benefit of CuraGen or its Affiliates and/or in whose Inventions and Know-How CuraGen or its Affiliates otherwise has rights) and one or more employees of TopoTarget or its Affiliates (or of any Third Party working on behalf of or for the benefit of TopoTarget or its Affiliates and/or in whose Inventions and Know-How TopoTarget or its Affiliates otherwise has rights), or first conceived by such employees of one Party and reduced to practice by such employees of the other Party, in all cases in the course of or in connection with the Research Program or with the product candidate having the designation PX106491, as well as any and all Patents and other intellectual property rights covering the same, including WO06/082428, “Combination therapies using HDAC inhibitors” and WO07/054719, “Histone deacetylase (HDAC) inhibitors (PXD101) for the treatment of cancer alone or in combination with chemotherapeutic agent”. It is understood, however, that no compounds in TopoTarget’s library of HDAC Inhibitors at the outset of the Research Program were brought within the “Joint Collaboration Technology” by virtue of CuraGen and TopoTarget employees or Third Parties working on their behalf jointly reducing to practice or demonstrating utility of such compound in any medical or clinical application or indication

“Know-How” means any and all information, ideas, inventions, data, files, plans, operating records, instructions, processes, formulas, formulation information, manufacturing technology, validations, package specifications, chemical specifications, chemical and finished goods analytical test methods, stability data, all clinical data, product specifications, information with respect to expert opinion, drawings, formulae, reports and information (whether or not patented or patentable), technology, techniques, and other intellectual property, in any form including paper, electronically stored data, magnetic media, film and microfilm.

“Legal Requirement” means any statute, law, ordinance, regulation, order or rule of any Governmental Authority.

“Liability” means any and all debt, liabilities and obligations, due or owing to Third Parties, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Legal Requirement, legal proceeding or action of any Governmental Authority and those arising under any contract, agreement, arrangement, commitment or undertaking.

“License and Collaboration Agreement” has the meaning set forth in the recitals.

“Licensed CuraGen Rights” means (a) all rights of CuraGen and its Affiliates to Product Technical Information; (b) all Patents Controlled by CuraGen or its Affiliates which contain any claims which relate to HDAC Inhibitors or the Products; (c) all rights of CuraGen and its Affiliates in and to the CuraGen Collaboration Technology and Joint Collaboration Technology; in each case that are Controlled by CuraGen or any of its Affiliates as of the Effective Date and that are not included in the Transferred Assets.

“Litigation Conditions” has the meaning set forth in Section 12.4(a).

“Losses” has the meaning set forth in Section 12.2(a).

“NDA” means (s) in the United States, a new drug application as defined in the U.S. Federal Food, Drug and Cosmetic Act of 1938, as amended, and applicable regulations promulgated thereunder and submitted to the FDA to obtain regulatory approval of a product in the United States, and all subsequent amendments and supplements to such NDA, and (b) in regulatory jurisdictions outside the United States, such submissions filed with the applicable Regulatory Authority in such regulatory jurisdiction to obtain Regulatory Approval of such product in such regulatory jurisdiction, and any amendments and supplements thereto.

“Net Sales” means, with respect to any Product, the net cash amount received from Third Parties by TopoTarget or its Affiliates (which in no case includes any Sublicensee), as the case may be, for such Product, commencing with the First Commercial Sale of such Product; it being understood that invoiced amounts may include deductions for: (a) trade, quantity and/or cash discounts actually granted to the extent consistently applied by TopoTarget to its products; (b) credits, refunds and allowances (including, without limitation, cash, credit and free goods allowances) actually allowed or given for chargebacks but only to the extent it is a sales related deduction which is accounted for within TopoTarget on a product-by-product basis, (c) retroactive price reductions, billing errors and rebates (including, without limitation, government-mandated and managed healthcare negotiated rebates), credits and refunds for Product that is rejected, spoiled, damaged, outdated or returned, to the extent each was actually allowed or given and as consistently applied by TopoTarget to its products; (d) freight, postage, shipping, insurance and other transportation costs actually incurred in transporting Product to a Third Party; and (e) Taxes, tariffs, customs duties, surcharges and other governmental charges incurred in connection with the sale, exportation or importation of Product. The books and records of TopoTarget or its Affiliates, as the case may be, shall be maintained in accordance with International Financial Reporting Standards. In the event that TopoTarget, or its Affiliates sell any Product which contains any pharmaceutically active agents in addition to an HDAC Inhibitor (any such pharmaceutical product, a “Combination Product”): (i) if there is a stand alone Product on the market in a given country which corresponds to the HDAC Inhibitor within the Combination Product, the adjustment to Net Sales for such country shall equal the Net Sales of the Combination Product multiplied by a fraction, the numerator of which is the current price of the Product and the denominator of which is the reasonable fair market value, in the aggregate, of all pharmaceutically active agents contained in the Combination Product in each case in the same country as the country in which the Combination Product is to be sold, and (ii) if no such Product is on the market in a given country, Net Sales for such country shall equal Net Sales of the Combination Product multiplied by a fraction, the numerator of which is the reasonable fair market value of the Product and the denominator of which is the reasonable fair market value, in the aggregate, of all pharmaceutically active agents contained in the Combination Product. If CuraGen objects to any calculation referred to in the immediately preceding sentence and the Parties cannot agree on the “fair market value” of either the Product or any of the pharmaceutically active agents within ninety (90) days following notice of any objection, the Parties shall retain a panel of three valuation experts to make such a determination, the costs for which shall be shared equally by the Parties. Each Party shall select one expert, who shall not be an employee of either and who shall have at least at least a university degree in economics and five (5) years experience in conducting such valuations. The two experts shall promptly select a mutually agreeable third expert with like qualifications. The experts shall render a written opinion binding on the Parties for the relevant countries within thirty (30) days, which shall be binding, with no right of appeal, on both Parties. For the avoidance of doubt, the disposition of Product for, or the use of Product in, pre-clinical or clinical (Phase I — III) trials or other market-focused (Phase IV or V) trials or free samples shall not result in any Net Sales, unless TopoTarget, its Affiliate or Sublicensee is permitted to receive payment for Product used in clinical trials which includes a reasonable profit.

“Open Payables” has the meaning set forth in Section 3.3(c).

“Parties” has the meaning set forth in the preamble.

“Patents” means all patents, patent applications and statutory invention registrations (which, for the purposes of this Agreement, shall be deemed to include provisional applications, invention disclosures, certificates of invention and applications for certificates of invention), including reissues, divisions, continuations, continuations-in-part, supplementary protection certificates, extensions and reexaminations thereof, all inventions disclosed therein, all rights therein provided by international treaties and conventions, including priority patents, and all rights to obtain and file for patents and registrations thereto.

“Person” means any individual, firm, corporation, partnership, limited liability company, association, trust, unincorporated organization, joint venture or other entity.

“Prepaid Expenses” has the meaning set forth in Section 3.3(a).

“Proceeding” has the meaning set forth in Section 13.7.

“Product” means any pharmaceutical product containing an HDAC Inhibitor with respect to which CuraGen or any of its Affiliates conducted, sponsored or directed research or development prior to the date hereof, including the First Product (commonly referred to as PXD101 (belinostat)), all Future Products and all Backup Products (each as defined in the License and Collaboration Agreement).

“Product Technical Information” means all biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety and quality control data, information or Know-How (including all files, reports, plans and operating records, including extracts thereof, in any form to the extent transmissible, including paper, electronically stored data, magnetic media, film or microfilm) which are under the Control of CuraGen or any Affiliate as of the Effective Date and that relate to the development, registration or manufacturing of HDAC Inhibitors or Products, including all data, information and Know-How related to the Regulatory Trials (including reports and case report forms), all correspondence with the FDA or any other Regulatory Authority relating to the development, registration or manufacturing of HDAC Inhibitors or Products and all other documents pertaining to communications with the FDA or any other Regulatory Authority relating to the development, registration or manufacturing of HDAC Inhibitors or Products (including minutes or summaries of any FDA or any other Regulatory Authority and communications regarding HDAC Inhibitors and Products and applications for any regulatory approval of HDAC Inhibitors and Products).

“Public Reports” has the meaning set forth in Section 9.7.

“Purchase Price” has the meaning set forth in Section 3.4(a).

“Regulatory Authority” means any Governmental Authority with responsibility for granting any licenses or approvals necessary for the manufacturing, marketing and sale of pharmaceutical products, including any drug regulatory authority, and where the context admits any ethics committee or any equivalent review board.

“Regulatory Trials” means each of the clinical and other regulatory trials initiated, sponsored, conducted or funded by CuraGen or any of its Affiliates with respect to HDAC Inhibitors or the Products.

“Released Claims” has the meaning set forth in Section 10.8.

“Released Parties” has the meaning set forth in Section 10.8.

“Research Program” means the research program that was at any time conducted by the Parties and their Affiliates pursuant to Section 5 of the License and Collaboration Agreement.

“Restricted Period” has the meaning set forth in Section 10.7(a).

“Retained Liabilities” means (a) any Liabilities (including any Liabilities related to performance or breaches of performance of any Contracts on or prior to the Effective Date) of, arising out of or related to the Transferred Assets or the Licensed CuraGen Rights with respect to all periods on or prior to the Effective Date and, in the case of all Contracts (including so-called CRO agreements), all Liabilities involving any treatment or monitoring or administrative activity as and to the extent any such treatment or monitoring or administrative activity relates to any patient activity on or prior to the Effective Date, (b) any Liabilities of CuraGen and its Affiliates associated with any assets or rights not transferred or licensed hereunder, (c) all Liabilities relating to all Regulatory Trials arising prior to the Effective Date, including claims arising out of or resulting from a claim by a Third Party for death or bodily injury arising (whether before, on or after the Effective Date) in connection with the development, testing, manufacture or commercialization of Products prior to the Effective Date, and (d) Taxes (other than VAT) of CuraGen and its Affiliates with respect to all periods prior to the Effective Date.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Documents” means all forms, documents, certifications, statements and reports, including any amendments thereto filed, or required to be filed, with the SEC.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Sublicense” has the meaning set forth within the definition of “Sublicensee.”

“Sublicensee” means any licensee of TopoTarget who (a) is not an Affiliate and (b) has obtained from TopoTarget a license of intellectual property rights Controlled by TopoTarget (a “Sublicense”) to make, have made, use, sell and import the Product in any country in the world.

“Sublicense Income” means any and all royalties and all upfront, event and performance milestone payments and other payments received by TopoTarget from any Sublicensee pursuant to any Sublicense in connection with the sale of Products anywhere in the world; it being understood and agreed that “Sublicense Income” specifically excludes the following payments: (a) funding or reimbursement for research activities performed by TopoTarget after the effective date of the respective Sublicense; (b) payments or reimbursements for materials made for or transferred to a Sublicensee after the effective date of the respective Sublicense; (c) payments or reimbursements for other expenses incurred by TopoTarget on behalf of and for the benefit of a Sublicensee after the effective date of the respective sublicense; (d) reimbursement for TopoTarget’s patent prosecution expenses incurred before or after the effective date of the Sublicense; (e) payments for any debt or equity securities or loan instruments of TopoTarget (based upon then-prevailing capital markets circumstances); and (f) payments or reimbursements for the cost of clinical trials conducted by TopoTarget on behalf of Sublicensee after the effective date of the Sublicense, in each of cases (a) through (f) above only to the extent such payments or reimbursements do not exceed the fair market value of the applicable materials, services or instruments with respect to which such payments or reimbursements were made.

“Tax” or “Taxes” means any taxes or similar assessments imposed by a federal, state, local or foreign Governmental Authority anywhere in the world, whether direct or indirect, including income, franchise, trade, capital, withholding, payroll, unemployment insurance, social security, gross receipts, sales and use, value added taxes (“VAT”), excise, real property, personal property, real estate and property transfer taxes, statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions, rates and levies, together with all interest, penalties and additions imposed with respect to any such taxes.

“Termination” shall refer to the termination of the License and Collaboration Agreement, together with survival of rights, as provided in Section 2.4 below.

“Third Party” means any Person other than the Parties to this Agreement and their respective Affiliates.

“Third Party Claim” has the meaning set forth in Section 12.4(a).

“TopoTarget” has the meaning set forth in the introductory paragraph hereof.

“TopoTarget Material Adverse Effect” has the meaning set forth in Section 9.8.

“TopoTarget Shares” means common shares of TopoTarget, with a nominal value of 1.00 Danish krone per share.

“Transaction Document” means each agreement, document, certificate or instrument being executed pursuant to this Agreement.

“Transferred Assets” has the meaning set forth in Section 2.1.

“Transition Services Agreement” means the transition services agreement between the Parties to be executed on the Effective Date, substantially in the form of Exhibit A hereto.

“VAT” has the meaning set forth within the definition of “Taxes.”

Section 1.2 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) except where expressly provided otherwise, when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement;

(b) the headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation;”

(d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(f) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(g) references to a Person are also to its successors and permitted assigns; and

(h) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II.

PURCHASE AND SALE OF ASSETS AND TERMINATION OF THE LICENSE AND

COLLABORATION AGREEMENT

Section 2.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth herein, on the Effective Date, CuraGen shall (and shall cause its Affiliates to) sell, assign, transfer, convey and deliver to TopoTarget or its designees (as specified by TopoTarget) all of CuraGen’s and each of its Affiliate’s right, title and interest to the assets specified below (the “Transferred Assets”), free and clear of all Encumbrances, and TopoTarget shall purchase from CuraGen and its Affiliates all of their respective right, title and interest in and to the Transferred Assets:

(a) All CuraGen Collaboration Technology exclusively related to HDAC Inhibitors or the Products;

(b) All Joint Collaboration Technology exclusively related to HDAC Inhibitors or the Products, including patent applications WO06/082428, “Combination therapies using HDAC inhibitors” and WO07/054719, “Histone deacetylase (HDAC) inhibitors (PXD101);

(c) All Product Technical Information exclusively related to HDAC Inhibitors or the Products;

(d) the Authorizations, including those described on Schedule 2.1(d) hereto;

(e) all tangible embodiments of Products containing HDAC Inhibitors Controlled by CuraGen or its Affiliates as of the Effective Date, including those described on Schedule 2.1(e) hereto;

(f) all documentation and data relating to the Regulatory Trials, including all case reports forms, safety databases, interim reports and final study reports;

(g) all laboratory notebooks in the Control of CuraGen and its Affiliates relating to Patents contained in the CuraGen Collaboration Technology or the Joint Collaboration Technology listed in clauses (a) and (b) above, and all patent prosecution files (including all correspondence with prosecution counsel and patent offices) relating to such Patents; and

(h) subject to the retention of the Retained Liabilities as provided in Section 3.5 below, the Contracts described on Schedule 2.1(h) hereto.

Section 2.2 Consents.

(a) There shall be excluded from the Transferred Assets contemplated by this Agreement, any agreement, license or asset and right, tangible or intangible, which is not assignable or transferable without the consent of any Third Person to the extent that such consent shall not have been obtained prior to the Effective Date; provided, however, that CuraGen shall have the continuing obligation after the Effective Date to use commercially reasonable efforts to obtain all necessary consents to the assignment or license thereof; provided further, however, neither CuraGen nor any of its Affiliates shall be required to commence any litigation or offer or grant any accommodation, financial or otherwise, and that, upon obtaining the requisite Third Party consents thereto, such agreement, license, asset or right, if otherwise includable in the Transferred Assets, shall be transferred and assigned to TopoTarget hereunder.

(b) With respect to any agreement, license, asset or right, tangible or intangible, that is not assigned to TopoTarget at the Effective Date by reason of this Section 2.2, after the Effective Date and until any requisite consent is obtained and the foregoing sold and assigned to TopoTarget, the Parties hereto shall cooperate with each other, upon written request, in endeavoring to obtain for TopoTarget, at no out-of-pocket cost to CuraGen or its Affiliates (unless such failure to obtain such consent from any Third Party involves a breach of any of CuraGen’s representations, warranties, covenants or agreements hereunder) an arrangement which TopoTarget reasonably shall desire designed to provide for TopoTarget the same net benefits thereof as if such agreement, license, asset or right were included in the Transferred Assets.

Section 2.3 Excluded Assets.

Notwithstanding anything to the contrary herein, Transferred Assets shall exclude:

(a) the “CuraGen” name and logo in any form; and

(b) general books of account and books of original entry that comprise any CuraGen’s or its Affiliate’s permanent accounting, financial or Tax records.

Section 2.4 Termination of Rights Under the License and Collaboration Agreement.

(a) Upon the terms and conditions set forth herein, at the Effective Date: TopoTarget and CuraGen shall irrevocably terminate (and shall cause their respective Affiliates to terminate irrevocably), and do hereby terminate effective as of the Effective Date, the License and Collaboration Agreement so that the Parties effective as of the Effective Date shall have no obligation to or rights from one another pursuant to the License and Collaboration Agreement and such that the License and Collaboration Agreement will have no further force or effect; provided, however, that Sections 5.6 (solely with respect to the final sentence), 5.7, 6.2, 8.9, 12, 14, 17.12, 17.14, 17.15, 17.16 and 17.17 of the License and Collaboration Agreement, together with any definitions referenced by such Sections shall continue and survive without limitation.

(b) The Parties understand and agree that, effective as of Effective Date, and notwithstanding anything to the contrary in the License and Collaboration Agreement, all licenses and other rights granted to CuraGen under the License and Collaboration Agreement, and all sublicenses and other rights granted by CuraGen to any Affiliate or Third Party under or with respect to such licenses and other rights, shall be terminated and CuraGen will have no further right or obligation to develop or commercialize any Products, and TopoTarget will be solely responsible for the development and commercialization of Products from and after the Effective Date in its sole discretion. Within thirty (30) days following the Effective Date, as part of the services to be provided by CuraGen pursuant to the Transition Services Agreement, CuraGen shall return to TopoTarget all relevant records and materials, whether in written or electronic form, in CuraGen’s possession or control containing Confidential Information (as defined in the Collaboration and License Agreement) of TopoTarget or its Affiliates, TopoTarget Collaboration Technology or TopoTarget Licensed Technology (each as defined in the Collaboration and License Agreement and to the extent not already delivered pursuant to Section 2.1 above). The Parties expressly acknowledge and agree that the termination of the License and Collaboration Agreement contained in this Section 2.4 is by mutual agreement of the Parties and that, notwithstanding anything to the contrary in the Collaboration and License Agreement, all effects and consequences of such termination are set forth in this Agreement.

ARTICLE III.

LICENSE TO TOPOTARGET; TRANSITION SERVICES; PURCHASE PRICE

Section 3.1 Licenses to TopoTarget.

Subject to the terms and conditions of this Agreement and only effective as of the Effective Date:

(a) CuraGen hereby grants to TopoTarget a fully paid-up, royalty-free (except as set forth in Section 3.4), irrevocable, perpetual, transferable, exclusive (including as to CuraGen and its Affiliates) and worldwide license, with right of sublicense, under the Licensed CuraGen Rights to develop, make, have made, use, offer to sell, sell, import, export and otherwise exploit and commercialize HDAC Inhibitors and Products (the “Field”).

(b) TopoTarget shall solely own all developments, Inventions and improvements relating to the Licensed CuraGen Rights that are conceived of or authored by or on behalf of TopoTarget, its licensees and their respective Affiliates on and after Effective Date, and all intellectual property rights relating thereto (the “Improvements”).

(c) CuraGen agrees to cooperate with all reasonable requests of TopoTarget in the filing and prosecution of any Patents relating to or arising out of the CuraGen Collaboration Technology or Joint Collaboration Technology assigned to TopoTarget pursuant to Section 2.1 (the “Covered Patents”), including making its records and personnel available on a reasonable basis. TopoTarget, at its sole discretion and cost, shall have the right to prepare, file, prosecute, file and maintain the Covered Patents, and to defend and to institute all claims, causes of actions and other legal proceedings with respect to the Covered Patents and to recover all damages in connection therewith.

(d) CuraGen shall keep TopoTarget apprised of the continuing prosecution, maintenance and defense of the Licensed CuraGen Rights. Payment of all fees and costs relating to the filing, prosecution, maintenance and defense of the Licensed CuraGen Rights shall be the sole responsibility of CuraGen. CuraGen promptly shall provide to TopoTarget copies of all patent-related documents that it files with any patent office with respect to the Licensed CuraGen Rights. In the event CuraGen decides not to continue prosecution of a patent application comprised within the Licensed CuraGen Rights to issuance, or to maintain any United States or foreign patent comprised within the Licensed CuraGen Rights, or to defend any Licensed CuraGen Rights, CuraGen timely shall notify TopoTarget in writing of such decision so that TopoTarget may continue said prosecution, maintenance or defense of such Licensed CuraGen Rights at its own expense. Prior to undertaking such prosecution, maintenance or defense, TopoTarget shall consult with CuraGen in good faith to discuss any issues or concerns identified by CuraGen with respect to such prosecution, maintenance or defense by TopoTarget.

(e) TopoTarget shall have the initial right, but not the obligation, to prosecute, at its own expense and utilizing counsel of its choice, any infringement of the Licensed CuraGen Rights within the Field. TopoTarget shall notify CuraGen within one hundred and eighty (180) days after learning of such infringement whether it will elect to undertake the prosecution of such infringement. Prior to undertaking such prosecution, TopoTarget shall consult with CuraGen in good faith to discuss any issues or concerns CuraGen may have with respect to such prosecution. If TopoTarget elects to undertake such prosecution, CuraGen agrees that TopoTarget may (i) bring any related suit, action or proceeding in the name of CuraGen and, (ii) if necessary or desirable in TopoTarget’s reasonable discretion, join CuraGen as a party to such suit, action or proceeding. In the event that TopoTarget elects not to enforce the Licensed CuraGen Rights within the Field as contemplated above, then CuraGen shall have the second right, but not the obligation, to prosecute, at its own expense and utilizing counsel of its choice, any infringement of the Licensed CuraGen Rights within the Field. Unless the Parties otherwise agree, the total cost of any such action commenced solely by one Party, shall be borne by such Party. Except as the Parties may otherwise agree in writing, any damages or settlement payments resulting from such any action commenced as set forth above, whether in an out-of-court settlement or through legal adjudication of such action, shall be retained by the Party bringing the prosecution of such action, provided that any damages or settlement payouts received by TopoTarget or its Affiliates shall be deemed to constitute Net Sales for purposes of Section 3.4(c). In any infringement action either Party may institute pursuant to this Section 3.1(e), the other Party hereto shall, at the request of the Party initiating such action, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like. The Party making such request shall reimburse the other Party for its reasonable costs and expenses incurred in providing such cooperation.

Section 3.2 Transition Services Agreement. On the Effective Date, the Parties shall execute the Transition Services Agreement, which Transition Services Agreement shall be effective as of the Effective Date in accordance with the terms thereof.

Section 3.3 Reimbursement of Prepaid Amounts; Retained Liabilities.

(a) Attached as Schedule 3.3(a) is a list of prepaid amounts previously paid by CuraGen in cash (a) for services not yet performed prior to the Effective Date from any of CuraGen’s subcontractors related to CuraGen’s development activities with respect to the Products and (b) to TopoTarget or any Third Party for supply of any Product not yet delivered to clinics on or prior to the Effective Date (all such amounts, the “Prepaid Expenses”).

(b) [Intentionally Omitted]

(c) Attached as Schedule 3.3(c) is a list of estimated amounts due as of the date hereof to TopoTarget or any Third Party for the development or supply of any HDAC Inhibitor or Product on or prior to the Effective Date (all such amounts, the “Open Payables”).

(d) On or before April 25, 2008, CuraGen shall pay to TopoTarget a non-refundable cash advance in respect of Open Payables in an amount equal to [**] United States Dollars ($[**]). For a period of one hundred eighty (180) days following the Effective Date, the Parties shall cooperate with each other to provide and review documentation regarding the Prepaid Expenses and Open Payables and resolve any questions relating to the accounting thereof. On the one hundred eightieth (180th) day after the Effective Date, if Open Payables designated as payable by or to TopoTarget are greater than Prepaid Expenses by an amount greater than the amount advanced in accordance with the first sentence of this Section 3.3(d), then CuraGen shall pay to TopoTarget the amount above such advance; it being understood and agreed that CuraGen shall pay in full all Open Payables owed to Third Parties for the development or supply of any HDAC Inhibitor or Product that is released for clinical use on or prior to the Effective Date (including in the manner set forth on Exhibit C) and for which TopoTarget obtains a bona fide invoice or other comparable certification. CuraGen shall pay, be solely responsible for, retain and hold TopoTarget harmless from all Retained Liabilities.

Section 3.4 Purchase Price.

(a) Subject to the terms and conditions of this Agreement, the aggregate purchase price (the “Purchase Price”) for the Transferred Assets and Licensed CuraGen Rights (and which shall also include payment for the Termination as provided for herein) shall be as follows: (i) Twenty Six Million United States Dollars ($26,000,000), together with such adjustments calculated in accordance with Section 3.3(d) above, which total adjusted amount shall be payable by TopoTarget to CuraGen on the Effective Date in cash by wire transfer of immediately available funds to such account or accounts designated by CuraGen prior to the Effective Date (the “Cash Purchase Price”), (ii) an obligation to deliver 5,000,000 TopoTarget Shares, which shares shall be subscribed to by CuraGen and issued by TopoTarget to CuraGen as soon as practicable after the Effective Date but in no event later than thirty (30) days following the Effective Date and (c) the contingent payment obligations, in an amount not to exceed Six Million United States Dollars ($6,000,000) in the aggregate, pursuant to Section 3.4(c) and Section 3.4(d) below.

(b) TopoTarget shall use commercially reasonable efforts to, and shall request that its financial advisors use commercially reasonable efforts to, during the period commencing on the Effective Date and ending on July 7, 2008 (the “Initial Period”), assist CuraGen, at CuraGen’s expense, in procuring placements for the 5,000,000 TopoTarget Shares comprising part of the Purchase Price on terms and conditions (including price) agreed upon by CuraGen in its sole discretion, provided that CuraGen agrees it shall sell any TopoTarget Shares for which (i) TopoTarget’s financial advisors are able to procure one or more placees for at least [**] or more TopoTarget Shares and (ii) the price per share (net of any expenses paid by CuraGen) is greater than or equal to the average closing price of TopoTarget Shares on Nasdaq OMX Nordic Exchange Copenhagen over the [**] trading day period ending on the Effective Date. Notwithstanding the foregoing, should TopoTarget notify CuraGen that it intends to engage in any rights offering of more than [**] TopoTarget Shares: (x) TopoTarget shall use its commercially reasonable efforts to include all of the 5,000,000 TopoTarget Shares held by CuraGen in such offering up to the maximum amount deemed prudent by TopoTarget’s financial advisors, in which event CuraGen shall share in the reasonable and customary expenses of the offering in proportion to the total number of TopoTarget Shares sold by CuraGen and TopoTarget in such offering, (y) CuraGen shall refrain from selling or otherwise transferring any of its TopoTarget Shares during the Initial Period until the earliest to occur of the end of the Initial Period and the completion and/or abandonment of such rights offering and (z) CuraGen shall commit to sell in such rights offering any TopoTarget Shares it holds, provided that the price per share (net of any expenses paid by TopoTarget) is greater than or equal to the average closing price of TopoTarget Shares on Nasdaq OMX Nordic Exchange Copenhagen over the [**] trading day period ending on the Effective Date. Notwithstanding the foregoing, should TopoTarget notify CuraGen that it intends to engage in any public offering (other than a rights offering) or private placement of equity securities representing more than [**] TopoTarget Shares: (x) CuraGen shall refrain from selling or otherwise transferring any of its TopoTarget Shares during the Initial Period until the earliest to occur of the end of the Initial Period and the completion and/or abandonment of such public offering or private placement, (y) TopoTarget shall offer to use the net proceeds of such offering to repurchase at a price per share (net of any expenses paid by TopoTarget) equal to the average closing price of TopoTarget Shares on Nasdaq OMX Nordic Exchange Copenhagen over the [**] trading day period ending on the Effective Date, provided that the offering is completed at a price per share (net of any expenses paid by TopoTarget) greater than or equal to the average closing price of TopoTarget Shares on Nasdaq OMX Nordic Exchange Copenhagen over the [**] trading day period ending on the Effective Date, and (z) CuraGen shall commit to sell to TopoTarget at such price any TopoTarget Shares it holds. In the event any such TopoTarget Shares have not been placed or otherwise sold in accordance with the first three (3) sentences of this Section 3.4(b) during the Initial Period, CuraGen shall be free to trade such TopoTarget Shares, provided such trades are in compliance in all cases with the requirements of the Securities Act and other applicable laws. In furtherance of the foregoing, TopoTarget shall take all steps necessary to ensure that the TopoTarget Shares delivered as part of the Purchase Price shall be freely tradeable under Danish law (but not the Securities Act) on Nasdaq OMX Nordic Exchange Copenhagen as soon as practicable but in no event later than thirty (30) days after the Effective Date. In the event any such TopoTarget Shares have not been placed or otherwise sold in accordance with the first two sentences of this Section 3.4(b) during the Initial Period and are not then freely tradeable under Danish law (but not the Securities Act) on Nasdaq OMX Nordic Exchange Copenhagen as July 8, 2008 (and CuraGen has not withheld any reasonable assistance requested by TopoTarget in connection with such freely tradeable obligation), TopoTarget shall pay to CuraGen on a monthly basis in arrears an amount equal to (i) the number of such unplaced and unsold TopoTarget Shares multiplied by (ii) [**]% of the average closing price of TopoTarget Shares on Nasdaq OMX Nordic Exchange Copenhagen over the [**] trading day period ending on the Effective Date multiplied by (iii) the number of days elapsed since the later of (a) July 8, 2008 and (b) the last payment made pursuant to this sentence of this Section 3.4(b). With respect solely to the question of whether the TopoTarget Shares are freely tradeable prior to the expiration of the Initial Period (and not including any other default relating to the issuance of the TopoTarget Shares), such payment shall be TopoTarget’s sole liability and CuraGen’s sole remedy. CuraGen acknowledges that the TopoTarget Shares have not been registered under the Securities Act, and therefore all transactions in such TopoTarget Shares shall be conducted in transactions exempt from, or not subject to the registration requirements of, the Securities Act.

(c) For Net Sales of Products by TopoTarget and its Affiliates (but not for Net Sales by any Sublicensee), TopoTarget shall pay to CuraGen a royalty equal to [**] percent ([**]%) of the total Net Sales of Products received by TopoTarget or any Affiliate until such time as the amounts paid to CuraGen under this Section 3.4(c) and Section 3.4(d) below equal Six Million Dollars ($6,000,000) in the aggregate.

(d) With respect to any Sublicense to any Sublicensee, TopoTarget shall pay to CuraGen an amount equal to [**] percent ([**]%) of the Sublicense Income actually received in cash by TopoTarget until such time as the amounts paid to CuraGen under Section 3.4(c) above and this Section 3.4(d) equal Six Million United States Dollars ($6,000,000) in the aggregate.

(e) Notwithstanding anything to the contrary contained herein, only one royalty or other payment shall be paid to CuraGen for each unit of Product sold regardless of how many transactions may occur between manufacture of the unit of Product and purchase by the final end user, it being understood and agreed that (i) any royalty under Section 3.4(c) will be based upon the first arms length transaction between TopoTarget (or any Affiliate) and any Third Party, (ii) any payment under Section 3.4(d) shall only arise at the time of receipt in cash by TopoTarget of Sublicense Income and (iii) for the avoidance of doubt, sale of any specific unit of Product may only be eligible for a potential payment under either Section 3.4(c) or Section 3.4(d) but not both such Sections.

Section 3.5 Allocation of Purchase Price.

(a) CuraGen and TopoTarget agree that the Purchase Price and related consideration and reimbursement of expenses provided herein shall be allocated among the Transferred Assets on the basis of an allocation attached hereto as Schedule 3.5 (the “Allocation”). Each of CuraGen and TopoTarget agree to report, as and when required, the allocation of the Purchase Price, as adjusted, in a manner entirely consistent with the Allocation in the preparation and filing of all Tax Returns. None of the CuraGen or TopoTarget will take any action that would call into question the bona fides of the Allocation. Each of TopoTarget and CuraGen, on behalf of itself and its respective Affiliates, agrees that it will not take any position on a Tax Return that is inconsistent with the Allocation. Any subsequent adjustment to the Purchase Price shall be reflected in an allocation statement as revised by the Parties hereunder in a manner consistent with the allocation statement as originally prepared, except as otherwise required by applicable Legal Requirement. CuraGen and TopoTarget shall jointly allocate the purchase price among the Transferred Assets and Licensed Rights and the termination of the License and Collaboration Agreement in a manner that is mutually acceptable and in accordance with applicable Tax and accounting rules.

ARTICLE IV.

SHIPMENT

CuraGen shall cause all of the Transferred Assets consisting of books and records to be shipped within two (2) days following the Effective Date to TopoTarget’s US offices located at 100 Enterprise Drive, Rockaway, New Jersey 07866, USA.

ARTICLE V.

DELIVERIES

Section 5.1 Effective Date Deliveries. Contemporaneously with the Effective Date, each Party agrees on its own behalf, as applicable, that the deliveries of such instruments of conveyance, assignment and transfer, in form and substance reasonably satisfactory to TopoTarget and CuraGen, as shall be appropriate, to convey, transfer and assign to, and vest in, TopoTarget all of the right, title and interest to the Transferred Assets free and clear of all Encumbrances as specified below, will have been made by the respective Parties to this Agreement and their Affiliates in order to consummate the transactions contemplated hereby.

(a) Effective Date Deliveries by TopoTarget and CuraGen. CuraGen and TopoTarget shall deliver on the Effective Date:

(i) a duly executed Assignment of Patents in substantially the form set forth on Exhibit B; and

(ii) a duly executed Transition Services Agreement.

(b) Effective Date Deliveries by CuraGen. CuraGen shall deliver to TopoTarget on the Effective Date at a location designated by TopoTarget, all originals or, where applicable, CuraGen’s copy of the following items, documents and information, it being understood that such delivery may be made in electronic form:

(i) all Product Technical Information set forth on Schedule 5.1(b)(i);

(ii) all documentation and data relating to the Regulatory Trials, including all case reports forms, safety databases, interim reports and final study reports, and data formats, structures and dependencies for such data relating to the Regulatory Trials, provided that any such documentation or data that is contained in a database provided by a Third Party licensor of CuraGen prior to the Effective Date may be delivered in a form that requires a licensed copy of the applicable database, which database shall not be assigned by CuraGen to TopoTarget;

(iii) all laboratory notebooks in the Control of CuraGen and its Affiliates relating to Patents contained in the CuraGen Collaboration Technology and the Joint Collaboration Technology, and all patent prosecution files (including all correspondence with prosecution counsel and patent offices) relating to such Patents;

(iv) all tangible embodiments of Products containing HDAC Inhibitors Controlled by CuraGen or its Affiliates as of the Effective Date, including those described on Schedule 2.1(e) hereto

(v) the Authorizations described on Schedule 2.1(d); and

(vi) the Contracts described on Schedule 2.1(h).

Notwithstanding the foregoing, in the event that information described above relates both to HDAC Inhibitors, on the one hand, and to other products or businesses of CuraGen and its Affiliates, on the other hand, and cannot be segregated in a reasonable manner that preserves the usefulness of the information as it relates to HDAC Inhibitors or other products or businesses, CuraGen shall not be required to deliver original documents or other materials but shall be required (and shall be required to cause its Affiliates) to provide copies of such documents and other materials containing this information to TopoTarget on the Effective Date. In instances where copies are provided to TopoTarget, TopoTarget and their Affiliates shall have reasonable access to the original documents and other materials under circumstances where copies of documents are insufficient for evidentiary or regulatory purposes and CuraGen covenants and agrees, on behalf of itself and its Affiliates to provide TopoTarget with a true and accurate list of all the original documents retained by CuraGen and its respective Affiliates.

(c) Effective Date Deliveries by TopoTarget. TopoTarget shall deliver to CuraGen on the Effective Date the cash portion of the Purchase Price as contemplated by Section 3.4.

(d) Post-Effective Date Deliveries by TopoTarget. TopoTarget shall deliver to CuraGen as soon as practicable after the Effective Date but in no event later than thirty (30) days following the Effective Date the TopoTarget Share portion of the Purchase Price as contemplated by Section 3.4(a)(ii).

ARTICLE VI.

TAXES AND FEES

Notwithstanding any other provision herein, the following shall apply with respect to Taxes:

Section 6.1 Transfer and Conveyance Taxes.

(a) All amounts payable by TopoTarget to CuraGen under this Agreement are stated inclusive of VAT as the Parties do not anticipate any application of VAT; provided that in the event that any VAT is applicable, the Parties agree to the provisions contained in this Section 6.1 below.

(b) If and to the extent that VAT on the sale of the Transferred Assets as provided for under this Agreement is payable by CuraGen to the tax authorities, TopoTarget shall pay to CuraGen any applicable VAT payable by CuraGen on the sale of Transferred Assets five (5) days prior to the date that CuraGen’s VAT liability falls due for payment to the tax authorities, but not earlier than thirty (30) days after receipt by TopoTarget from CuraGen of a proper invoice for such VAT. If and to the extent that TopoTarget is not able to recover such VAT as input VAT from the tax authorities or the tax authorities reject or cancel in writing by way of a Tax assessment or otherwise the recovery of such VAT, such VAT shall be borne by TopoTarget.

(c) If and to the extent that VAT on the sale of the Transferred Assets as provided for under this Agreement is payable by TopoTarget to the tax authorities (so-called reverse charge VAT), TopoTarget shall remit such reverse charge VAT to the relevant taxing authority and shall be entitled to any refund of such amount available under applicable Legal Requirement. If and to the extent that TopoTarget is not able to recover such reverse charge VAT from the tax authorities or if after such recovery the tax authorities reject or cancel in writing the recovery of such VAT by way of a Tax assessment or otherwise, such VAT shall be borne by TopoTarget.

(d) Any interest charged or credited by the tax authorities to CuraGen or TopoTarget shall be for the account of TopoTarget.

(e) All transfer, excise and similar Taxes, other than VAT, shall be paid by the Party legally liable therefor.

(f) CuraGen shall retain all VAT records relevant to TopoTarget for a period of ten (10) years following Effective Date and shall allow TopoTarget and their agents access to and to take copies of the VAT records relevant to TopoTarget on reasonable notice during normal business hours. TopoTarget and CuraGen shall each co-operate to limit the other’s liability to all VAT, transfer and similar Taxes.

ARTICLE VII.

[INTENTIONALLY OMITTED]

ARTICLE VIII.

REPRESENTATIONS AND WARRANTIES OF CURAGEN

CuraGen hereby represents and warrants to TopoTarget as follows as of the Effective Date:

Section 8.1 Organization and Authority. CuraGen is validly existing and in good standing under the laws of Delaware. Each of CuraGen and any of its Affiliates party to any Transaction Documents have full power and authority to execute and deliver this Agreement and any Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder.

Section 8.2 Corporate Authority; Validity of Agreement; No Violation. The execution and delivery of this Agreement and the other agreements contemplated hereunder and the performance of CuraGen’s obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action by CuraGen, and no other corporate proceedings on the part of CuraGen are necessary to authorize such execution, delivery and performance. This Agreement has been, and the other agreements to be executed by CuraGen in connection with this Agreement will be, duly and validly executed and delivered by CuraGen and constitute or will constitute, as the case may be, the valid and binding obligations of CuraGen enforceable against CuraGen in accordance with its or their terms. Execution of this Agreement and the other agreements to be executed by CuraGen in connection with this Agreement and consummation of the transactions contemplated hereby and thereby will not (i) result in the violation of or conflict with any of the terms and provisions of any of the organizational or governing documents of CuraGen, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration or loss of material benefits) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, agreement, permit, license, lease, agreement or other obligation to which CuraGen is a party or may be subject or (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to any CuraGen or the Transferred Assets or the Licensed CuraGen Rights, except such violations, breaches or defaults with respect to clauses (ii) and (iii) above which would not adversely affect CuraGen’s ability to perform its obligations hereunder or TopoTarget’s use of the Transferred Assets and Licensed CuraGen Rights.

Section 8.3 Government Approvals. Except as set forth on Schedule 8.3, no authorization, consent, approval, license, exemption from or filing or registration with any Governmental Authority under any applicable Legal Requirements, is necessary for the execution and delivery by CuraGen of this Agreement or any other agreement or instrument executed in connection herewith, the consummation by CuraGen of the transactions contemplated hereby or thereby, or the performance by CuraGen of its obligations under this Agreement and such other agreements, except as relates solely to TopoTarget.

Section 8.4 Good Title; Absence of Encumbrances. CuraGen has good and valid title to the Transferred Assets, all of which are free and clear of all Encumbrances as of the Effective Date.

Section 8.5 Third Party Rights; Patents. Neither CuraGen nor any of its Affiliates has received any notice, claim or assertion from any Third Party (a) to the effect that the manufacture, use, sale, offer for sale or import of Products infringes, or would infringe, the Patents or other intellectual property rights of any Third Party; or (b) that questions the validity, ownership or enforceability of any CuraGen Collaboration Technology or Joint Collaboration Technology; and in each case, to CuraGen’s knowledge, there does not exist any basis for any such notice, claim or assertion. The CuraGen Collaboration Technology and Joint Collaboration Technology included in the Transferred Assets, together with the Licensed CuraGen Rights, contain all Patents and other intellectual property rights owned or Controlled by CuraGen or any

Affiliate relating to or necessary for the development, manufacture, use, or sale of HDAC Inhibitors and Product. CuraGen and/or its Affiliates are the sole owner of, or have the exclusive rights to, all of the CuraGen Collaboration Technology and Licensed CuraGen Rights and (except for TopoTarget) the Joint Collaboration Technology in existence as of the Effective Date, and have the exclusive right to grant the licenses granted under this Agreement free and clear of any Encumbrances. CuraGen has not entered into any licenses, sublicenses, options or any other agreement or commitment with respect to any of the CuraGen Collaboration Technology, Joint Collaboration Technology or Licensed CuraGen Rights. To CuraGen’s knowledge and belief, none of the Inventions claimed in the CuraGen Collaboration Technology, Joint Collaboration Technology and the Licensed CuraGen Rights were obtained by CuraGen in violation of any contractual or fiduciary obligation to which CuraGen, or any of its employees or staff members are or were bound, or by the misappropriation of the trade secrets of any Third Party; and CuraGen has not entered into any agreement with a Third Party for a license or other rights to such Third Party’s Patents or other intellectual property with respect to any HDAC Inhibitor or Product. To CuraGen’s knowledge and belief, all of the data and information contained in the Product Technical Information, the rights of which to use are included in the Transferred Assets or the Licensed CuraGen Rights, are accurate and complete, and to CuraGen’s knowledge and belief, CuraGen has not omitted therefrom any material data or information in CuraGen’s possession or control. Neither CuraGen nor any of its Affiliates has taken any action or failed to take any action in connection with the License and Collaboration Agreement that has resulted in or could result in the impairment of the validity, enforceability or ownership of any of the CuraGen Collaboration Technology, Joint Collaboration Technology or Licensed CuraGen Rights.

Section 8.6 Contracts. Schedule 2.1(h) sets forth a list of all Contracts in existence as of the date hereof, full and complete written copies of which have been made available to TopoTarget. Each of the Contracts is in full force and effect, is valid and enforceable in accordance with its terms and, to the knowledge of CuraGen, is not subject to any claims, charges, setoffs or defenses. Neither CuraGen is, nor to CuraGen’s knowledge is any other person, in default, nor has any event occurred which, with the giving of notice or the passage of time or both, would constitute a default, under the License and Collaboration Agreement or any of the Contracts.

Section 8.7 Litigation. Neither CuraGen nor any of its Affiliates has received any notice of any claim, suit, investigation, arbitration or other legal proceedings against CuraGen or any Affiliate of CuraGen (which claim, suit, investigation, arbitration or other legal proceeding has not been conclusively resolved as of the date of this Agreement) the adverse resolution of which could reasonably be expected to adversely affect CuraGen’s ability to perform its obligations hereunder or TopoTarget’s use of the Transferred Assets and Licensed CuraGen Rights.

Section 8.8 SEC Reports; Financials. CuraGen has filed or otherwise transmitted all SEC Documents required to be filed prior to the date hereof by it with the SEC since January 1, 2006. As of their respective dates, or, if amended, as of the date of the last such amendment prior to the date hereof, the SEC Documents complied as to form, in all respects, with the requirements of the Exchange Act and the applicable rules and regulations promulgated thereunder. None of the SEC Documents so filed contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order make the statements therein, in the light of the circumstances under which they were made, not misleading under the Exchange Act. To the knowledge of the Company, none of the SEC Documents is the subject of ongoing SEC review, investigation or enforcement action. The consolidated financial statements (including any related notes thereto) of the Company included in the SEC Documents fairly present in all material respects the consolidated financial position of the Company and its subsidiaries, as of the date thereof, and the consolidated statements of operations, cash flows and changes in stockholders’ equity for the respective periods indicated and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). On the Effective Date, after giving effect to the transactions contemplated hereby, (i) the aggregate value of CuraGen’s assets will exceed its total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) at a fair valuation and at fair saleable value; (ii) CuraGen will have the ability to pay its total debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) as they become due in the usual course of its business; and (iii) CuraGen will not have an unreasonably small amount of capital with which to conduct its business.

Section 8.9 Clinical Product Inventory. All Products containing HDAC Inhibitors described on Schedule 2.1(e) hereto has been and is, as of the Effective Date, in good condition and properly stored and maintained, consistent with past practice of CuraGen.

Section 8.10 Compliance with Laws. CuraGen and each of its Affiliates have complied with all Legal Requirements applicable to their respective performance under the License and Collaboration Agreement, the failure of which compliance could reasonably be expected to adversely affect CuraGen’s ability to perform its obligations hereunder or TopoTarget’s use of the Transferred Assets and Licensed CuraGen Rights.

Section 8.11 Material Changes. Except as set forth on Schedule 8.11 hereto, since December 31, 2007, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a material adverse effect on the results of operations, assets, business or financial condition of CuraGen, taken as a whole (“CuraGen Material Adverse Effect”), (ii) CuraGen has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in CuraGen’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) CuraGen has not altered its method of accounting, (iv) CuraGen has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; (v) CuraGen has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing employee benefit plans; and (vi) CuraGen has not had any disagreement with its independent auditors that would require public disclosure.

Section 8.12 Compliance. CuraGen (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by CuraGen under), nor has CuraGen received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not and has not been in violation of any statute, rule or regulation of any governmental authority, except in the case of clauses (i), (ii) and (iii) as would not have or reasonably be expected to result in a CuraGen Material Adverse Effect.

Section 8.13 Brokers and Finders. Except for the investment banking firm of The Goldman Sachs Group, Inc., CuraGen has not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker’s, finder’s or similar fee or commission from TopoTarget in connection therewith or upon the consummation thereof. All expenses, fees and commissions due to The Goldman Sachs Group, Inc. in connection with the transactions contemplated herein shall be paid by CuraGen.

Section 8.14 Disclaimer of CuraGen. EXCEPT AS SET FORTH IN THIS ARTICLE VIII OR ANY TRANSACTION DOCUMENT, NONE OF CURAGEN, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE TRANSFERRED ASSETS OR THE LICENSED CURAGEN RIGHTS OR OTHERWISE, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

ARTICLE IX.

REPRESENTATIONS AND WARRANTIES OF TOPOTARGET

Buyer hereby represents and warrants to CuraGen as follows:

Section 9.1 Organization and Authority of TopoTarget. TopoTarget is validly existing under the laws of Denmark. TopoTarget and any of its Affiliates party to any Transaction Document have full corporate power and authority to execute and deliver this Agreement and any Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder.

Section 9.2 Corporate Authority; Validity of Agreement; No Violation. Except for the preparation of appraisal valuation reports required under Danish law, the execution and delivery of this Agreement and the other agreements contemplated hereunder and the performance of TopoTarget’s obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action by TopoTarget, and no other corporate proceedings on the part of TopoTarget are necessary to authorize such execution, delivery and performance. This Agreement has been, and the other agreements to be executed by TopoTarget in connection with this Agreement will be, duly and validly executed and delivered by TopoTarget and constitute or will constitute, as the case may be, the valid and binding obligations of TopoTarget enforceable against TopoTarget in accordance with its or their terms. Execution of this Agreement and the other agreements to be executed by TopoTarget in connection with this Agreement and consummation of the transactions contemplated hereby and thereby will not (i) result in the violation of or conflict with any of the terms and provisions of any of the organizational or governing documents of TopoTarget, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration or loss of material benefits) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, agreement, permit, license, lease, agreement or other obligation to which TopoTarget is a party or may be subject or (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to TopoTarget, except such violations, breaches or defaults with respect to clauses (ii) and (iii) above which would not adversely affect TopoTarget’s ability to perform its obligations hereunder.

Section 9.3 Governmental Approvals. Except as set forth on Schedule 9.3, no authorization, consent, approval, license, exemption from, or filing or registration with any Governmental Authority under any applicable Legal Requirements, is necessary for, or in connection with, the purchase of the Transferred Assets, the execution and delivery by TopoTarget of this Agreement and any other agreement or instrument executed in connection herewith, the consummation by TopoTarget of the transactions contemplated hereby and thereby, or the performance by TopoTarget of its obligations under this Agreement and such other agreements, except as relates solely to CuraGen.

Section 9.4 Purchase Price. TopoTarget has available all of the funds described in Section 3.4(a)(i) above as of the Effective Date that are necessary to consummate the transactions and to perform its obligations under this Agreement on the date that TopoTarget becomes obligated to pay such amount.

Section 9.5 Issuance of the TopoTarget Shares. The TopoTarget Shares are duly authorized and, when issued and delivered to CuraGen in accordance with the terms and conditions of this Agreement, will be duly and validly issued, fully paid, free and clear of all Encumbrances.

Section 9.6 Capitalization. The capitalization of TopoTarget is as described in TopoTarget’s most recent publicly filed periodic report as updated by any current report filed with the Nasdaq OMX Nordic Exchange Copenhagen thereafter. TopoTarget has not issued any capital stock since such filings other than pursuant to the exercise of employee stock options/warrants under TopoTarget’s stock option/warrant plans, pursuant to the conversion or exercise of any outstanding securities of TopoTarget which would entitle the holder thereof to acquire at any time TopoTarget Shares, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, TopoTarget Shares (“Common Stock Equivalents”) and pursuant to publicly-disclosed equity financings. Except as a result of the purchase and sale of TopoTarget Shares or as described in the Public Reports (defined below), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any TopoTarget Shares, or contracts, commitments, understandings or arrangements by which TopoTarget is or may become bound to issue additional TopoTarget Shares, or securities or rights convertible or exchangeable into TopoTarget Shares. The issue and delivery of TopoTarget Shares to CuraGen as part of the Purchase Price will not obligate TopoTarget to issue TopoTarget Shares or other securities to any Person (other than CuraGen) and will not result in a right of any holder of TopoTarget securities to adjust the exercise, conversion, exchange or reset price under such securities.

Section 9.7 Public Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Danish Annual Accounts Act for the three years preceding the date hereof (or such shorter period as TopoTarget was required by law to file such material) (the foregoing materials, including the financial statements and footnotes thereto, exhibits thereto and incorporated by reference therein, being collectively referred to herein as the “Public Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such Public Reports prior to the expiration of any such extension. As of their respective dates, the Public Reports complied in all material respects with the requirements of the Danish Annual Accounts Act, and none of the Public Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Public Reports comply in all material respects with applicable accounting requirements and rules and regulations with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with International Financial Reporting Standards applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the footnotes thereto, and fairly present in all material respects the financial position of TopoTarget as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

Section 9.8 Material Changes. Except as set forth on Schedule 9.8 hereto, since December 31, 2007, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a material adverse effect on the results of operations, assets, business or financial condition of TopoTarget, taken as a whole (“TopoTarget Material Adverse Effect”), (ii) TopoTarget has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in TopoTarget’s financial statements pursuant to International Financial Reporting Standards or required to be disclosed in filings made with Nasdaq OMX Nordic Exchange Copenhagen, (iii) TopoTarget has not altered its method of accounting, (iv) TopoTarget has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; (v) TopoTarget has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing TopoTarget stock option/warrant plans; and (vi) TopoTarget has not had any disagreement with its independent auditors that would require public disclosure.

Section 9.9 Compliance. TopoTarget (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by TopoTarget under), nor has TopoTarget received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not and has not been in violation of any statute, rule or regulation of any governmental authority, except in the case of clauses (i), (ii) and (iii) as would not have or reasonably be expected to result in a TopoTarget Material Adverse Effect.

Section 9.10 Brokers and Finders. Except for the investment banking firm of JP Morgan Chase & Co., TopoTarget has not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker’s, finder’s or similar fee or commission from CuraGen in connection therewith or upon the consummation thereof. All expenses, fees and commissions due to JP Morgan Chase & Co. in connection with the transactions contemplated herein shall be paid by TopoTarget.

Section 9.11 No Other Warranties. EXCEPT AS SET FORTH IN THIS ARTICLE IX OR ANY TRANSACTION DOCUMENT, NONE OF TOPOTARGET, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY.

ARTICLE X.

COVENANTS

Section 10.1 Additions to Product Technical Information. The Parties acknowledge that in connection with the prosecution of regulatory approval of HDAC Inhibitors and/or Products from the FDA or similar bodies or the compliance with legal and regulatory requirements to which HDAC Inhibitors and/or Products may be subject before or after receipt of such regulatory approval, TopoTarget may identify, or may request CuraGen to identify, particular documents, reports, files and records (whether in paper, electronically-stored, magnetic media, film or microfilm or other tangible form) containing biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, manufacturing and quality control data, information or Know-How relating to the development or manufacturing of HDAC Inhibitors and/or Products constituting or pertaining to correspondence or communications with the FDA or any other Regulatory Authority (including, but not limited to, minutes or summaries of any correspondence or communications with the FDA or any other Regulatory Authority), and applications for regulatory approval of any Product, which documents, reports, files and records are reasonably required to be accessible to TopoTarget in connection with such prosecution of regulatory approval or compliance with such legal or Regulatory Authority. At any time after the Effective Date, at TopoTarget’s request as part of the services to be provided pursuant to the Transition Services Agreement, CuraGen agrees to take all reasonable steps to identify any such documents, reports, files and records and to furnish a copy thereof to TopoTarget. The Parties acknowledge that in certain cases such documents, reports, files and records may be required by Regulatory Authorities to be accessible within specific and inflexible deadlines, and in such cases CuraGen shall take all reasonable steps to furnish such documents, reports, files and records so as to enable TopoTarget to meet such deadlines.

Section 10.2 Consents; Filings. Upon the terms and subject to the conditions hereof, each of the Parties hereto shall, and shall cause their respective Affiliates to, use all reasonable efforts, to obtain from the requisite Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

Section 10.3 Efforts of the Parties. Each of CuraGen and TopoTarget shall, and shall cause their respective Affiliates to do, or cause to be done, all things necessary to consummate the transactions contemplated hereby and by the Transaction Documents (save as otherwise provided herein).

Section 10.4 Further Assurances. CuraGen, on one hand, and TopoTarget, on the other hand, agree that subsequent to the Effective Date, at the request of the other Party, they will execute and deliver, or cause to be delivered, to the other Party, such further instruments and take such other action as may be reasonably necessary to carry out the transactions contemplated by this Agreement.

Section 10.5 Data; Books; Records. For a period of seven (7) years after the Effective Date, (a) TopoTarget and their Affiliates agree to retain and make available all books and records received from CuraGen and their respective Affiliates after the Effective Date for inspection and copying by CuraGen or their agents at CuraGen’s expense, upon reasonable request and upon reasonable notice; provided, that such books and records shall be made available only to the extent such availability is required for CuraGen or its Affiliates to comply with a Legal Requirement, this Agreement, the Transaction Documents or to enable CuraGen or its Affiliates to defend against, respond to, or otherwise participate in any Third Party litigation, investigation, audit, process, subpoena or other proceeding related to HDAC Inhibitors or to enforce its rights hereunder or under any Transaction Document, and (b) no such books and records shall be destroyed by TopoTarget without first advising CuraGen in writing and giving CuraGen a reasonable opportunity to obtain possession thereof. In addition, to the extent they are obligated by Legal Requirement to do so, CuraGen and/or its Affiliates shall have the right to retain books and records for legal, regulatory, tax or accounting purposes, so long as CuraGen and/or its Affiliates provide at least one copy of such books and records to TopoTarget.

Section 10.6 Confidentiality. Except as expressly provided in this Agreement or in any Transaction Document, CuraGen agrees with TopoTarget, and TopoTarget agrees with CuraGen, and CuraGen and TopoTarget undertake to cause their respective Affiliates, to keep confidential at all times after the date of this Agreement, and not directly or indirectly reveal, disclose or use for its own or any purpose not contemplated by this Agreement, any Confidential Information of the other Party delivered, received or obtained as a result of entering into or performing, or supplied by or on behalf of a Party in the negotiations leading to, the License and Collaboration Agreement or this Agreement and which relates to: (i) the negotiations relating to this Agreement; (ii) the subject matter or provisions of this Agreement or the License and Collaboration Agreement; or (iii) the matters disclosed pursuant to this Agreement. The

Transferred Assets shall be deemed Confidential Information of TopoTarget, whether or not marked as confidential. Notwithstanding anything to the contrary contained herein, CuraGen covenants and agrees that it and its Affiliates, their successors and any of their agents shall not use for any purpose any Confidential Information, or material of a technical, medical or scientific nature, exclusively relating to HDAC Inhibitors, including any Product Technical Information exclusively relating to HDAC Inhibitors, or any Confidential Information comprised within the Licensed CuraGen Rights for any purpose within the Field, in each case whether or not received from TopoTarget or any of their Affiliates or developed by CuraGen or any of their Affiliates, which is not otherwise publicly available at the Effective Date or becomes thereafter publicly available pursuant to actions of TopoTarget or its Affiliates as contemplated by this Section 10.6.

The prohibitions in this Section 10.6 do not apply if: (i) the Confidential Information was in the public domain before it was furnished to the relevant Party or, after it was furnished to that Party, entered the public domain otherwise than as a result of (A) a breach by that Party of this Section 10.6 or any written confidentiality agreement to which any of CuraGen or TopoTarget is a party or (B) a disclosure by the receiving Party in violation of a confidentiality obligation; (ii) information was received by the receiving Party on a non-confidential basis from a Third Party who, as far as the receiving Party is aware, is not prohibited from disclosing such information to the receiving Party by a legal, contractual or fiduciary obligation to the disclosing Party; (iii) the information was independently developed by CuraGen, TopoTarget or any of their Affiliates, as applicable, after the Effective Date without reliance on the information disclosed by the disclosing Party; or (iv) disclosure is necessary in order to comply with applicable legislation, regulatory requirements, legal process, stock exchange rules or to obtain tax or other clearances or consents from a taxation authority, provided that any such information disclosable pursuant to this Section 10.6(b)(iv) shall be disclosed only to the extent required by applicable Legal Requirement or regulatory requirements and (unless such consultation is prohibited by applicable Legal Requirement or regulatory requirements or is not reasonably practicable) only after consultation with TopoTarget or CuraGen (as the case may be).

Section 10.7 Noncompetition Covenant.

(a) Subject to the terms and conditions of this Section 10.7, during the Period commencing on the Effective Date and ending on the [**] anniversary of the Effective Date (the “Restricted Period”), CuraGen hereby agrees, on behalf of itself and its Affiliates, that none of CuraGen or its Affiliates shall, or shall enable a Third Party, to directly or indirectly, whether through license or otherwise, develop, market, sell, detail, promote, co-promote or distribute any pharmaceutical product containing an HDAC Inhibitor as an active ingredient (“Competing Product”) anywhere in the world.

(b) The restrictions set forth in Section 10.7(a) above shall not apply to the development or commercialization of a Competing Product owned or controlled by any Person (an “Acquiror”) who directly or indirectly acquires a majority of the outstanding common stock of CuraGen or any Affiliate of such Acquiror; provided that (i) such Acquiror or any Affiliate of such Acquiror was not an Affiliate of CuraGen prior to the Effective Date, (ii) such Competing Product was in existence immediately prior to the time that such Third Party (or its Affiliate) became an Acquiror and (iii) in all cases neither such Acquiror nor any Affiliate uses any CuraGen Collaboration Technology, Joint Collaboration Technology or Licensed CuraGen Rights in connection with such Competing Product.

(c) Notwithstanding the provisions of this Section 10.7(a), none of CuraGen or any Affiliate shall be deemed to be in violation of Section 10.7(a) or to have enabled, directly or indirectly, a Third Party to market, sell, detail, promote or distribute a Competing Product by virtue of an acquisition and subsequent divestiture of a Competing Product that was acquired in connection with the acquisition of other rights or interests in an entity (for purposes other than the acquisition of the Competing Product as the primary purpose), provided that such divestiture (i) is completed within 365 days of the initial acquisition of such rights or interests, (ii) such divestiture occurs by either (x) an outright sale of all such Competing Product rights to a Third Party or (y) an out-license (exclusive as to CuraGen and its Affiliates) to a Third Party of all such rights to develop and commercialize such Competing Product and (iii) after such divestiture none of CuraGen or its Affiliates exercises or has the ability to exercise any role or to influence in any manner the development or commercialization of such Competing Product that has been divested during the Restricted Period.

(d) If CuraGen breaches any of the provisions of Sections 10.7, TopoTarget shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to TopoTarget at law or in equity, the right and remedy to have this Section 10.7 specifically enforced by any court of competent jurisdiction, it being agreed that any breach of this Section 10.7 would cause irreparable injury to TopoTarget and that money damages would not provide an adequate remedy to TopoTarget.

(e) Each Party acknowledges and agrees that provisions of this Section 10.7 are reasonable in temporal scope and in other respects. If any court determines that any of the provisions of this Section 10.7, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Section 10.7 shall not thereby be affected and shall be given full force and effect, without regard to the invalid portions. If any court determines that any of the provisions of this Section 10.7, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope, as the case may be, of such provision, and, in its reduced form, such provision shall then be enforceable.

Section 10.8 Mutual Release.

In consideration of the mutual promises contained herein, each Party, for itself and for each of its Affiliates, hereby generally, irrevocably, unconditionally and completely releases and forever discharges the other Party, such other Party’s Affiliates, and its and their officers, directors, stockholders, agents, employees, heirs, administrators, executors, predecessors, successors and assigns (hereinafter, the “Released Parties”) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of such Party’s Released Claims. The Parties acknowledge they are aware that they may hereafter discover facts in addition to or different from those now known or believed to be true with respect to the subject matter of this release, but that it is their intention to hereby fully, finally and forever settle and release all such claims, disputes and differences, known or unknown, suspected or unsuspected, that now exist or heretofore have existed between the Parties and that in furtherance of such intention, this release shall remain in effect as a full and complete release notwithstanding the discovery or existence of any such additional or different facts. The term “Released Claims,” when used herein with respect to a Party, shall mean and include each and every claim, charge, complaint, demand, action, cause of action, suit, right, debt, sum of money, cost, reckoning, covenant, contract, agreement, promise, doing, omission, damage, execution, obligation, liability and expense (including attorneys’ fees and costs), of every kind and nature, whether at law or in equity, that such Party may have had in the past, may now have or may have in the future against the Released Parties, and which has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the Effective Date to the extent such claim relates to or arises under the License and Collaboration Agreement; provided, however, that the Released Claims shall exclude: (1) any and all rights to seek and obtain indemnification for any breach of any representation, warranty, covenant or agreement under this Agreement (or, as provided herein, under the License and Collaboration Agreement); and (2) any and all rights to seek and obtain enforcement of, or a remedy arising out of the breach of, any obligation provided for in this Agreement.

ARTICLE XI.

CERTAIN ADDITIONAL AGREEMENTS

Section 11.1 Costs and Expenses. Except as otherwise expressly provided herein, the parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants and independent accountants) incurred in connection with the preparation and execution of this Agreement and consummation of the transactions contemplated hereby.

Section 11.2 Notification of Certain Matters. CuraGen shall give prompt notice to TopoTarget of any of the following of which it becomes aware: (i) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default under any Contract; and (ii) any notice or other communication from any Third Party alleging that the consent of such Third Party is or may be required in connection with the transactions contemplated by this Agreement.

ARTICLE XII.

SURVIVAL AND INDEMNIFICATION

Section 12.1 Survival.

(a) Subject to applicable Legal Requirements, the covenants and representations and warranties in this Agreement shall survive until the second anniversary of the Effective Date; provided that the representations and warranties set forth in Sections 8.1, 8.2, 8.4, 8.7, 8.8 (last sentence), 8.13, 9.1, 9.2, 9.3, 9.5, 9.6, 9.7 (last sentence), 9.8 and 9.10 shall survive indefinitely.

Section 12.2 Indemnification.

(a) From and after the Effective Date and subject to the provisions of this Article XII, CuraGen agrees to indemnify and hold harmless TopoTarget and its Affiliates and each of their respective officers, directors, employees, agents, successors and assigns against and in respect of any and all losses, claims, damages (including special and consequential damages, including lost profits) (“Losses”), resulting or arising from or otherwise relating to any Retained Liability, any breaches by CuraGen of any representations, warranties, covenants or other agreements contained in this Agreement or in any Transaction Document.

(b) From and after the Effective Date and subject to the provisions of this Article XII, TopoTarget agrees to indemnify and hold harmless CuraGen and its Affiliates and each of their respective officers, directors, employees, agents, successors and assigns against and in respect of any and all Losses resulting or arising from or otherwise relating to any Assumed Liability or to any breaches of TopoTarget’ representations, warranties, covenants or other agreements contained herein or in any Transaction Document.

Section 12.3 Limitations. CuraGen shall not have liability under Section 12.2(a) with respect to any breach of any of its representations and warranties under this Agreement: (i) for any individual item (or series of related items) where the Loss relating thereto is less than $10,000 (Ten Thousand United States Dollars) and (ii) in respect of each individual item (or series of related items) where the Loss relating thereto is equal to or greater than $10,000 (Ten Thousand United States Dollars), unless and until the aggregate amount of such Losses exceeds $500,000 (Five Hundred Thousand United States Dollars) in the aggregate, in which case CuraGen shall be liable for the entire amount of the Losses described in this clause (ii) in excess of $500,000 (Five Hundred Thousand United States Dollars). CuraGen’s maximum liability for all Losses under Section 12.2 solely with respect to any breaches of representations and warranties shall not exceed $6.5 million (Six Million Five Hundred Thousand United States Dollars). Notwithstanding the foregoing, the limitations set forth in this Section 12.3 shall not apply to indemnification obligations with respect to (x) breaches of the warranties set forth in Sections 8.1, 8.2, 8.4, 8.8 (final sentence) and 8.11 hereof, (y) willful or knowing breaches of any representations, warranties or covenants of CuraGen or (z) any fraud or deliberate misrepresentation of CuraGen or any gross negligence or willful misconduct of CuraGen.

Section 12.4 Method of Asserting Claims.

(a) A Party seeking indemnification pursuant to Section 12.2 (an “Indemnified Party”) shall give prompt notice to the Party from whom such indemnification is sought (the “Indemnifying Party”) of the assertion of any claim, or the commencement of any action, suit or proceeding, in respect of which indemnity may be sought hereunder and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such notice shall relieve the Indemnifying Party of any liability hereunder only to the extent that the Indemnifying Party has suffered actual prejudice thereby. The Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party within thirty (30) days (unless a shorter period is required by the circumstances) of receipt of notice from the Indemnified Party of the commencement of or assertion of any claim or action, suit or proceeding by a Third Party in respect of which indemnity may be sought hereunder (a “Third Party Claim”), to assume and control the defense of such Third Party Claim which involves (and continues to involve) solely monetary damages; provided, that the Indemnifying Party expressly agrees in such notice that, as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge the Third Party Claim (all of the foregoing, the “Litigation Conditions”). For the purpose of the foregoing, the Indemnified Party shall promptly provide the Indemnifying Party with all supporting evidence of the Third Party Claim available to the Indemnified Party as well as any arguments identified by the Indemnified Party to oppose such Third Party Claim and comply with all reasonable requests for information from the Indemnifying Party so as to allow the Indemnifying Party to make to the extent possible an informed judgment as to its potential liability under this Article XII.

(b) In the event the Indemnifying Party assumes the defense in respect of any Third Party Claim (subject to the Litigation Condition), the Indemnifying Party shall conduct the defense of each Third Party Claim diligently and in good faith using all reasonable means and defenses available to it (and the Indemnified Party shall relinquish the conduct of the defense of the Third Party Claim). The Indemnified Party shall have the right, if it so notifies the Indemnifying Party, to be consulted in such defense of the Third Party Claim and to participate at its own expense and with counsel of its choice. In such event, the Indemnifying Party shall afford the Indemnified Party and its counsel the opportunity to comment and the right to object (which comments shall be taken into account to the extent reasonable and such right to object shall not be unreasonably exercised) with respect to the conduct of the defense of such Third Party Claim.

(c) In the event the Indemnifying Party does not assume the defense in respect of the Third Party Claim, the Indemnified Party shall conduct the defense of each Third Party Claim diligently and in good faith using all reasonable means and defenses available to it, and the Indemnifying Party shall promptly reimburse the Indemnified Party for its reasonable attorneys’ fees. The Indemnifying Party shall have the right, if it so notifies the Indemnified Party, to be consulted in such defense of the Third Party Claim and to participate at its own expense and with counsel of its choice. In such event, the Indemnified Party shall afford the Indemnifying Party and its counsel the opportunity to comment with respect to the conduct of the defense of such Third Party Claim.

(d) The Party conducting the defense of the Third Party Claim shall keep the other Party fully informed of the progress of any Third Party Claim and its defense, and shall with reasonable promptness provide such Party with copies all material notices, written communications and filings (including court papers) made by or on behalf of any of the parties to the underlying claim.

(e) From and after the delivery of a notice of a Third Party Claim under Section 12.4(a), at the reasonable request of the Indemnifying Party, the Indemnified Party shall grant the Indemnifying Party and its representatives all reasonable access to the books, records and properties of the Indemnified Party to the extent reasonably related to the matters to which the Third Party Claim relates. The Indemnifying Party will not, and shall require that its representatives do not, use (except in connection with such Third Party Claim) or disclose to any

Third Party other than the Indemnifying Party’s representatives (except as may be required by applicable Legal Requirements and legal process) any information obtained pursuant to this Section which is designated confidential by the Indemnified Party. All such access shall be granted during normal business hours and shall be granted under conditions which will not interfere with the business and operations of the Indemnified Party.

(f) The Indemnifying Party, if it shall have assumed the defense of any Third Party Claim as provided in this Agreement, may consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim without the prior written consent of the Indemnified Party so long as such settlement or judgment does not commit the Indemnified Party to take, or to forbear to take, any action. The Indemnified Party shall have the sole and exclusive right to settle any Third Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent that such Third Party Claim involves equitable or other non-monetary relief and such settlement does not involve the payment by the Indemnifying Party of monies to the Indemnified Party or a Third Party.

(g) Whether or not the Indemnifying Party chooses to defend any claim involving a Third Party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

(h) The Indemnified Party shall take all reasonable steps to avoid or mitigate any Losses in respect of which it might be entitled to indemnification (other than seeking recovery under insurance policies with Third Parties) which would reduce the Loss recoverable by the Indemnified Party from the Indemnifying Party under this Article XII.

(i) No claim of the Indemnified Party or any of its Affiliates under this Agreement or the Transaction Documents may be indemnified more than once in respect of the same Loss suffered.

ARTICLE XIII.

MISCELLANEOUS

Section 13.1 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) by personal delivery, (ii) upon transmission by facsimile machine if a confirmation sheet is emitted from such machine or (iii) upon delivery by an internationally recognized overnight courier service, each to the other Party at the following address (or at such other address as shall be given in writing by any Party to the other in accordance with this Section 13.1):

(a)	If to CuraGen:

322 East Main Street

Branford, Connecticut 06405

United States of America

Attention:

Facsimile No.: +1.203.483.2552

With a copy to:

WilmerHale

399 Park Avenue

New York, New York 10022

United States of America

Attention: Steven D. Singer, Esq.

Facsimile No.: +1.212.230.8888

(b)	If to TopoTarget:

Symbion Science Park

Fruebjergvej 3, 2100

Copenhagen

Denmark

Attention: Chief Executive Officer

Facsimile No.: +45.39.179.492

With a copy to:

David E. Schulman, Esq.

Dechert LLP

1775 I Street, N.W.

Washington, D.C. 20006-2401

United States of America

Facsimile No.: +1.202.261.3333

Section 13.2 Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions or any other agreements delivered hereunder, the provisions of this Agreement shall prevail.

Section 13.3 Assignability; Successors and Assigns. Neither this Agreement nor any Transaction Document nor any of the rights or obligations of the parties hereunder or thereunder may be assigned by any Party without the prior written consent of the other Party to this Agreement. Notwithstanding the foregoing, TopoTarget, may, without such consent, assign any or all of its rights and obligations under this Agreement or any Transaction Document (a) to any one or more of its Affiliates (provided TopoTarget remains responsible in full for the Purchase Price hereunder); (b) in connection with the transfer or sale of all or substantially all of its assets or stock, or in the event of the merger or consolidation or similar transaction; (c) in the event of the sale or transfer by TopoTarget to any Third Party as part of the sale of substantially all of their rights to HDAC Inhibitors and Products. In the event of any such assignment permitted by the foregoing, the assigning Party shall remain liable to CuraGen with respect to the obligations so assigned. It is further understood that in the event of any assignment of the Patent rights included within the Licensed CuraGen Rights, CuraGen shall require the assignee to acknowledge and agree in writing that such Patent rights are subject to the license and other rights granted to TopoTarget hereunder. Any attempted assignment or delegation in contravention hereof shall be null and void. Subject to the foregoing, this Agreement and any Transaction Documents and all rights and powers granted and obligations created hereby will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 13.4 Specific Performance. Each of the parties hereto acknowledges and agrees that the other Party would be damaged irreparably in the event that Sections 2, 3.1, 3.4, 10.6, 10.7, 10.8, 12 of this Agreement are not performed in accordance with their specific terms or otherwise breached. Accordingly, each of the parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of such provisions and to enforce specifically such provisions in any action instituted in any court or tribunal having jurisdiction over the parties and the matter in addition to any other remedy to which it might be entitled, at law or equity.

Section 13.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its choice of law rules. With respect to any suit, action or proceeding arising out of or relating to this Agreement (each, a “Proceeding”), each Party hereto irrevocably (i) agrees and consents to submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, United States of America, and (ii) waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts. Notwithstanding the immediately preceding sentence, either Party may seek injunctive or similar equitable relief as to any matter arising out of or relating to this Agreement in any court of competent jurisdiction.

Section 13.6 Headings. The headings preceding the text of the Articles, Sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect. All words used in this Agreement will be construed to be of such gender or number as the context may require.

Section 13.7 Amendment and Waiver. The parties may by mutual agreement amend this Agreement in any respect, and any Party, as to such Party, may (a) extend the time for the performance of any of the obligations of any other Party; and (b) waive (i) any inaccuracies in representations and warranties by any other Party, (ii) compliance by any other Party with any of the agreements contained herein and performance of any obligations by such other Party and (iii) the fulfillment of any condition that is precedent to the performance by such Party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the Party against whom enforcement of the same is sought.

Section 13.8 Entire Agreement. This Agreement and the Transaction Documents shall constitute the entire understanding and agreement among the parties hereto in relation to the subject matter of this Agreement and shall together supersede all previous agreements among the parties in relation to the same subject matter. It is further agreed that none of the parties has entered into this Agreement in reliance upon any warranty or undertaking of the other Party which is not expressly set out or referred to in this Agreement.

Section 13.9 Publicity. A copy of any public announcement or similar publicity released in connection with the announcement of this Agreement and the transactions contemplated herein shall be provided by the disclosing Party to the non-disclosing Party, to the extent practicable, prior to the dissemination of such announcement or publicity, and the parties shall coordinate with one another regarding the timing, form and content of such disclosure.

Section 13.10 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 13.11 No Third Party Beneficiary Rights. This Agreement is not intended to and shall not be construed to give any Person or entity other than the parties signatory hereto any interest or rights (including any Third Party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

Section 13.12 Severability. Each of the agreements, undertakings, covenants, warranties, indemnities and other obligations of the parties entered pursuant to this Agreement are considered reasonable by the parties hereto. If any provision of this Agreement or an Transaction Document or any part thereof is held void or unenforceable or in conflict with the Legal Requirements of any relevant jurisdiction, the parties hereto shall negotiate in good faith to modify this Agreement or Transaction Document, as applicable, so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed this on the day and year first above written.

CURAGEN CORPORATION

By:	/s/ Timothy M. Shannon
Name:	Timothy M. Shannon
Title:	President and CEO

TOPOTARGET A/S

By:	/s/ Peter Buhl	/s/ Hakan Astrom
Name:	Peter Buhl	Hakan Astrom
Title:	CEO	Chairman

LIST OF SCHEDULES AND EXHIBITS

Schedule 2.1(d)	Authorizations

Schedule 2.1(e)	Products

Schedule 2.1(h)	Contracts

Schedule 3.3(a)	Approved Prepaid Expenses

Schedule 3.3(c)	Approved Open Payables

Schedule 3.5	Allocation

Schedule 5.1(b)(i)	Product Technical Information

Schedule 8.3	Required Government Approvals

Schedule 8.11	Material Changes

Schedule 9.3	Required Government Approvals

Schedule 9.8	Material Changes

Exhibit A	Transition Services Agreement

Exhibit B	Assignment of Patents

Exhibit C	Sample Release of HDAC Inhibitor or Product for Clinical Use

Schedule 2.1(d)

Authorizations

All Authorizations managed by CuraGen have been managed fully electronically; those electronic files shall be included on a DVD with closing deliverables. The organizational stucture, index and navigation instructions for the DVD are as noted below.

Table of Contents:

1	Authorizations.	1

1.1	Authorities Included.	1

1.2	Navigation of DVD	1

1.3	Index of DVD	2

Schedule 2.1(e)

Products

Study/Protocol Number	CTM	Lot/Job Number	ID Number	Inventory	Expiration Date	Comments
CuraGen PXD101	PXD101 10mL vial	07E24	R071837	1261	24-May-09
	PXD101 10mL vial	06K08	R070430	3	08 Nov 2008
	PXD101 10mL vial	07A27	R071062	2500	27 Jan 2009
	PXD101 250mg capsules, 7 per bottle	238491	R070078	5	15 Jun 2008
	PXD101 250mg capsules, 7 per bottle	245371	R070079	17	29 Aug 2008
	Filter Extension Set	2H5660	R071794	73	NA
	20-Hole Foam Insert	C300170	R060337	45	NA
	20 Hole Box	C300169	R060313	62	NA
CuraGen PXD101-CLN-16	Filter Extension Set	2H5660	R071024	20	NA
CuraGen PXD101-CLN-6	PXD101 10 mL vial, 20 per box	(06K08) PXD0005	NA	14	8-Nov-08
	20 Hole Foam Insert	C300170	R072028	6	NA
	Filter Extension Set	2H5660	R071026	110	NA
	Pharmacy Manual	NA	R060014	1	NA
CuraGen PXD101-CLN-8	PXD101 10 mL vial, 20 per box	(06K08) PXD0005	NA	13	8-Nov-08
	Filter Extension Set	2H5660	R071846	130	NA
	Pharmacy Manual	NA	R060503	8	NA
CuraGen PXD101-CLN-9	8x Kit Box	C075923	R060590	174	NA
	8x Divider	C075924	R060591	176	NA
	20x Kit Box	C075925	R060588	184	NA
	20x Divider	C075926	R060589	183	NA
	PXD101 250mg capsules, 7 per bottle	252777	R070638	18	05 Dec 2008
	WARMMARK 30degreeC	51020	R060632	103	NA
	Pharmacy Manual	NA	R060681	3	NA
	PXD101 Capsules 250 mg, 20 bottles per box	CLN0003 (238491)	NA	1	15 Jun 2008
	PXD101 Capsules 250 mg, 20 bottles per box	CLN0004 (245371)	NA	3	29 Aug 2008
	PXD101 Capsules 250 mg, 20 bottles per box	CLN0005 (252777)	NA	27	05 Dec 2008
	PXD101 Patient box	CLB0001	NA	34	NA	QUARANTINE
	PXD101 Patient box	CLB0002	NA	57	NA	QUARANTINE
NCI studies	PXD101 vials	06H10		5038 vials
	PXD101 vials	2720(reserved for Canada)		2720 vials

Schedule 2.1(h)

Contracts

1.1	Clinical Contracts

Master Trial Agreements (MTA) with specific contract research organizations will be provided as copies (not as originals) as these agreements are not project specific. The work orders developed under the MTA are provided in original form. Attachment 1 to this Schedule lists the clinical contracts and work orders.

1.2	Quality Contracts

Contract between Almac and CuraGen will be provided in electronic format (not as the original) as the contract is not project specific.

1.3	Regulatory Contracts

Contracts between CuraGen and Technical Research Institute (TRI) and EDJ Associates.

Attachment 1

(to Schedule 2.1(h))

CONTRACT INDEX

Year	Organization/Consultant	Collaborator or Contact	Project	Antibody or CuraGen Protein ID	Agreement	Full Agreement Name
[**]	[**]	[**]	[**]	[**]	[**]	[**]

Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

A total of five pages were omitted.

Schedule 3.3(a)

Estimated Prepaid Expenses

Description	Project Code #	Prepaid Balance at April 21, 2008
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]		[**]

[**]

Schedule 3.3(c)

Estimated Open Payables

[**]

Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to request for confidential treatment.

A total of two pages were omitted.

Schedule 3.5

Allocation

Description	Allocated Amount
Inventory of belinostat at April 21, 2008	750,000
All other “Transferred Assets”	37,847,147
Total	38,597,147	^

^ Total purchase price calculated as follows:
Closing price of Topo Common Shares, April 17th	11.80
Exchange rate DKK to USD April 17th	4.6836
In USD	2.5194295
Number of shares	5,000,000
Value of shares	12,597,147
Cash consideration	26,000,000
Total Consideration	38,597,147

Schedule 5.1(b)(i)

Product Technical Information

The following is the Table of Contents for the Product Technical Information provided to TopoTarget on the Effective Date.

1                       Product Technical Information

1.1              The Authorizations

1.2              Tangible Embodiments of Products

1.3              Documentation and data relating to the Regulatory Trials

1.3.1            Electronic Archives from Documentum

1.3.2            Electronic Archives from Statistical Server (Troi)

1.3.3            Oracle Clinical and AERS Safety Databases

1.3.4            Future Products

1.3.5            Quality Control Data

1.3.6            Other Supportive Information

1.3.7            Asian Discussions

1.4              Laboratory Notebooks Relating to Patents

Lab notebooks are included that pertain to Joint Collaboration Technology filed in patents WO 06/082428 and WO 07/054719.

For lab notebooks that contained only experiments relating to belinostat, the entire lab notebook has been provided.

For lab notebooks that contained experiments relating to belinostat and other CuraGen products, the notebook pages corresponding to belinostat were photocopied and included

1.5              Backup Tape Creation and Restore Instructions

1.6              Index of Troi DVDs for SAS Transport Files

1.6.1            CLN-8 Disc 1

1.6.2            CLN 8 Disc 2

1.6.3            CLN 8 Disc 3

1.6.4            CLN 8 Disc 4

1.6.5            CLN-8 Disc 5

1.6.6            CLN 4, CLN , CLN 9, CLN 16, CLN 17, CLN 6, TT20 and TT30

1.7              Index of Supportive Documents CD-ROM

1.8              Index of Future Products CD-ROM

1.9              Index of Recent 3 Months of Data to Archive

1.10        Index of Asian Discussions CD-ROM

1.11        Mapping of Paper Clinical Study Files

Schedule 8.3

Required Government Approvals

None

Schedule 8.11

Material Changes

None

Schedule 9.3

Required Government Approvals

None

Schedule 9.8

Material Changes

None

Exhibit A

Transition Services Agreement

[See attached]

EXECUTION COPY

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”) is entered into as of April 21, 2008 by and between TopoTarget A/S, a company duly organized and existing under the laws of Denmark and having offices at Symbion Science Park, Fruebjergvej 3, 2100 Copenhagen, Denmark (“TopoTarget”), and CuraGen Corporation, a company duly organized and existing under the laws of the State of Delaware and having offices at 322 East Main Street, Branford, Connecticut 06405, USA (“CuraGen”). As used herein, TopoTarget and CuraGen are referred to as the “Parties.”

W I T N E S S E T H :

WHEREAS, the Parties have entered into a Transfer and Termination Agreement (the “Transfer and Termination Agreement”) of even date herewith, pursuant to which, among other things, TopoTarget will acquire substantially all of CuraGen’s interests in HDAC Inhibitors and in certain other related rights and assets, all on the terms and conditions set forth in the Transfer and Termination Agreement;

WHEREAS, capitalized terms used in this Agreement but not defined herein shall have the meanings given to them in the Transfer and Termination Agreement and the rules of construction set forth in the Transfer and Termination Agreement shall apply to this Agreement; and

WHEREAS, pursuant to the terms of the Transfer and Termination Agreement, CuraGen has agreed to provide to TopoTarget certain transition services.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, the parties agree as follows:

1.                    Services Provided.

1.1              Commencing on the Effective Date, subject to the terms hereof, CuraGen shall provide to TopoTarget those services set forth on Exhibit A with respect to the HDAC Inhibitor development program (the “Services”) and allocating resources as set forth in Section 1.2 below, until such Services are terminated in accordance with the terms hereof.

1.2              CuraGen shall allocate the following resources to performance of Services hereunder: (a) for the period beginning on the Effective Date and ending May 31, 2008, [**] FTEs; (b) for the period beginning on June 1, 2008 and ending June 30, 2008, [**] FTEs; and (c) for the period beginning July 1, 2008 and ending on the Termination Date, [**] of an FTE. For purposes of this Agreement, an “FTE” shall mean the full-time equivalent of one person performing scientific, technical, project management and/or managerial work for the specified period.

1.3              The Services shall be consistent with CuraGen’s standard processes, shall not include any Services that would be unlawful for CuraGen to provide, and shall not include the making of strategic business decisions for or general management of TopoTarget.

1.4              On the Effective Date, CuraGen and TopoTarget will each designate an appropriate point of contact for all questions and issues relating to the Services during the term of this Agreement (“Transition Managers”). The Transition Managers may meet from time to time at CuraGen’s facilities to discuss issues relating to the Services.

1.5              TopoTarget shall assume performance of all activities with respect to the HDAC Inhibitor development program other than the Services as of the Effective Date, and shall further assume performance of the Services on or prior to the Termination Date (as defined below). CuraGen shall have no obligation to perform any services other than the Services after the Effective Date, and shall have no obligation to perform the Services after the Termination Date. In furtherance of the foregoing, TopoTarget shall use reasonable efforts to make or obtain any approvals, permits and licenses and implement any systems as may be necessary for it to provide the Services independently as soon as reasonably practicable following the Effective Date, but in no event later than the Termination Date.

1.6              Without limiting Section 1.5 above, all activities related to the HDAC Inhibitor development program (including but not limited to communications, clinical, regulatory, drug safety, chemistry, manufacturing and controls, QA, project management, pharmacokinetics, financial management, and intellectual property) being performed by CuraGen immediately prior the Effective Date will be transferred from CuraGen to TopoTarget, after discussion and agreement by the Transition Managers, according to the following schedule:

1.6.1                                 [**]% of such program activity shall be transferred on or before five (5) business days after the Effective Date;

1.6.2                                 [**]% of such program activity shall be transferred on or before May 31, 2008; and

1.6.3                                 [**]% of such program activity shall be transferred on or before June 30, 2008.

1.7              TopoTarget shall provide CuraGen with such information and documentation in TopoTarget’s possession or control, and provide any other assistance, as is reasonably necessary for CuraGen to perform the Services.

1.8              CuraGen shall operate and maintain until May 21, 2008, in the same manner as operated and maintained as of the Effective Date, all software and databases used by CuraGen as of the Effective Date (including without limitation the Oracle software) to collect, store and manage any and all data generated by or on behalf

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of CuraGen with respect to HDAC Inhibitors, including without limitation all data resulting from clinical trials relating thereto. CuraGen shall provide TopoTarget with reasonable access to such software and databases (including remote access), upon TopoTarget’s request.

1.9              CuraGen hereby agrees to submit to the FDA and the Canadian Bureau of Pharmaceutical Sciences, as applicable, letters attached hereto as Exhibits B1, B2 and B3 requesting transfer and assignment of the authorizations and files referenced therein from CuraGen to TopoTarget, and TopoTarget hereby agrees to submit to the FDA and the Canadian Bureau of Pharmaceutical Sciences, as applicable, the letters attached hereto as Exhibits C1, C2 and C3 accepting such transfers and assignments, in all cases within five (5) Business Days following the Effective Date. CuraGen and TopoTarget shall cooperate regarding the transfer and assignment from CuraGen to TopoTarget of all investigational new drug applications and other comparable permits and authorizations with regulatory authorities outside the United States relating to the HDAC Inhibitor development program as soon as reasonably practicable. In addition, CuraGen agrees to use its commercially reasonable efforts to assist TopoTarget in the transfer and continuation of the clinical development program related to the Product with minimal interruption to ongoing clinical trials in progress as of the Effective Date.

1.10        Subject to the terms and conditions of this Agreement, all Services provided hereunder will be terminated on or before the Termination Date. CuraGen shall be under no obligation to provide any Services to TopoTarget after the Termination Date, except to the extent agreed in writing by CuraGen and TopoTarget pursuant to Section 7 below.

1.11        CuraGen hereby agrees to file with the FDA, within five (5) Business Days following the Effective Date, the Request for Special Protocol Assessment letter, a form of which is attached hereto as Exhibit D, in such form and with such changes as TopoTarget shall reasonably request.

2.                         Performance Standard.

2.1              In performing the Services, CuraGen shall use reasonable efforts to provide, or ensure that any applicable Third Party will provide, a similar level of service and use the same degree of care and skill as it exercises in providing similar services for itself from the Effective Date until the Termination Date. All Services shall be performed in substantial compliance with applicable law. The foregoing is subject to Section 2.2 below.

2.2              CuraGen has disclosed to TopoTarget and TopoTarget hereby acknowledges that CuraGen has outsourcing relationships with Third Parties (“Service Providers”) who may, subject to Section 17 and in accordance with Section 1.1 hereof, in furtherance of CuraGen’s obligations under this Agreement, be delivering Services to TopoTarget. To the extent required under any such Service Provider

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agreements governing such Services, or otherwise as requested by CuraGen in its reasonable discretion and subject to Section 17 hereof, TopoTarget agrees to cooperate with CuraGen and will assist CuraGen in obtaining Third Party consents, licenses, sublicenses, or approvals necessary to permit CuraGen or the applicable Service Provider to perform or otherwise make the Services available to TopoTarget. Without limitation to the foregoing, CuraGen shall make available to TopoTarget as part of the Services those services CuraGen receives pursuant to the Clinical Trial Agreement by and between CuraGen and the Division of Cancer Treatment and Diagnosis of the National Cancer Institute (NCI) dated as of August 1, 2004 (“NCI Agreement”). During the term hereof the Parties shall cooperate to obtain for TopoTarget an arrangement whereby TopoTarget may continue to receive the benefits of the NCI Agreement after the Termination Date, either via assignment of the NCI Agreement to TopoTarget or otherwise.

2.3              EXCEPT AS PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY SERVICES PROVIDED HEREUNDER.

3.                    Fees.

3.1              TopoTarget shall pay to CuraGen as consideration for the Services an amount equal to (a) the FTE Rate multiplied by (b) the number of FTEs (or fraction thereof) allocated to the performance of Services in accordance with Section 2.2 for the applicable period multiplied by (c) a fraction, the numerator of which is the number of days in the applicable period and the denominator of which is 365. For purposes of this Agreement, the FTE Rate shall mean [**] Dollars ($[**]).

3.2              CuraGen shall invoice TopoTarget for the Services provided hereunder in arrears on a monthly basis. TopoTarget shall pay any invoice for Services promptly but in no event later than thirty (30) days after the date of invoice. Late payments due hereunder shall bear interest at the prime rate then in effect, plus five percent (5%) per annum or the maximum amount allowed by law, whichever is less.

4.                    Confidentiality. The Parties agree that information disclosed in connection with this Agreement shall be governed by the terms and conditions of Section 10.6 of the Transfer and Termination Agreement.

5.                    Ownership. This Agreement and the performance of the Services hereunder will not affect the ownership of any of the Transferred Assets or Excluded Assets allocated in the Transfer and Termination Agreement. All Inventions and Know-How that are conceived and/or reduced to practice by or on behalf of CuraGen or its Affiliates, whether alone or with others, that (i) result from its performance of the Services, including the conduct of the HDAC Inhibitor program, or (ii) relate to the Transferred Assets disclosed to or

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accessed by CuraGen in connection with this Agreement, whether during or after the Term, and all Patents and other intellectual property rights relating thereto (collectively, the “TopoTarget Property”), shall be disclosed promptly to TopoTarget and shall be considered a “work made for hire” (as that term is defined under Section 101 of the U.S. Copyright Act, 17 U.S.C. § 101) with TopoTarget being the person for whom the work was prepared and the TopoTarget Property shall be the sole and exclusive property of TopoTarget. In the event that any TopoTarget Property is deemed not to be a “work made for hire”, CuraGen agrees to assign, and hereby does assign, unconditionally and irrevocably to TopoTarget, all of CuraGen’s right, title and interest in and to the TopoTarget Property. No compensation or other payments in addition to the charges for the Services payable pursuant to Section 3 shall be payable in respect of the ownership by, or assignment to, TopoTarget of TopoTarget Property. CuraGen has entered into a binding agreement with each of its employees and agents assigning to CuraGen any and all rights of such employees and agents in any intellectual property conceived of or reduced to practice by such employees and agents. Without limiting the foregoing, neither party will gain, by virtue of this Agreement or the Services hereunder, by implication or otherwise, any rights of ownership of any property or intellectual property rights owned by the other.

6.                    Limitation of Liabilities.

6.1              Disclaimer. IN NO EVENT SHALL EITHER PARTY OR CURAGEN’S SERVICE PROVIDERS BE LIABLE FOR ANY LOST PROFITS OR CONSEQUENTIAL, PUNITIVE, SPECIAL OR OTHER INDIRECT DAMAGES EXCEPT FOR THOSE CAUSED BY GROSS NEGLIGENCE, WILFUL MISCONDUCT OR ANY BREACH OF SECTION 4.

6.2              Limitation. IN NO EVENT SHALL CURAGEN’S OR ITS SERVICE PROVIDERS’ LIABILITY FOR ANY ACTION, REGARDLESS OF THE FORM OF ACTION, WHETHER IN TORT OR CONTRACT, ARISING UNDER THIS AGREEMENT EXCEED SEVENTY-FIVE PERCENT (75%) OF THE AMOUNT INVOICED TO TOPOTARGET BY CURAGEN FOR SERVICES HEREUNDER IN THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE CIRCUMSTANCE THAT GAVE RISE TO SUCH LIABILITY EXCEPT FOR LIABILITIES CAUSED BY GROSS NEGLIGENCE, WILFUL MISCONDUCT OR ANY BREACH OF SECTION 4.

7.                    Term, Extension and Termination.

7.1              Term. This Agreement shall become effective on the Effective Date and, unless sooner terminated in accordance with the terms hereof, shall continue in effect until December 31, 2008 (the “Term”). The date of expiration of the Term, or of termination in accordance with Section 7.2 below, shall be the “Termination Date.”

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7.2              Termination. This Agreement may be terminated earlier in accordance with any of the following provisions:

7.2.1                                 By mutual written consent of both CuraGen and TopoTarget;

7.2.2                                 By TopoTarget on thirty (30) days written notice to CuraGen;

7.2.3                                 By either party entitled to the benefit of the performance of any of the obligations under this Agreement (the “Non-Defaulting Party”), if the other party (the “Defaulting Party”) shall fail to perform or default in such performance. The Non-Defaulting Party must give written notice to the Defaulting Party specifying the nature of such failure or default and stating that the Non-Defaulting Party intends to terminate this Agreement with respect to the Defaulting Party if such failure or default is not cured within thirty (30) days after such written notice. If any failure or default so specified is not cured within such thirty (30) day period, the Non-Defaulting Party may elect to immediately terminate this Agreement with respect to the Defaulting Party; provided, however, that if the failure or default relates to a dispute contested in good faith by the Defaulting Party, the Non-Defaulting Party may not terminate this Agreement pending the resolution of such dispute. Such termination shall be effective upon provision of written notice of termination from the Non-Defaulting Party to the Defaulting Party and shall be without prejudice to any other remedy which may be available to the Non-Defaulting Party against the Defaulting Party.

7.3              Effect of Termination. TopoTarget specifically agrees and acknowledges that all obligations of CuraGen to provide Services hereunder shall immediately cease on the Termination Date, or such earlier date of termination pursuant to Section 7.2, and CuraGen’s obligations to provide all of the Services shall immediately cease upon the termination of this Agreement.

7.4              Survival. Notwithstanding the expiration or early termination of this Agreement or any Services hereunder, Sections 1.8, 2.3, 3, 4, 5, 5, 7, 8, 9, 11, 12, 13, 15, 16, 17, 18, 19 and 20 will survive the expiration or termination of this Agreement for any reason. The expiration or termination of this Agreement for any reason will not release either party from any liabilities or obligations set forth herein which (a) the parties have expressly agreed will survive any such expiration or termination or (b) remain to be performed or by their nature would be intended to be applicable following any such expiration or termination.

8.                    Independent Contractors. The parties hereto understand and agree that this Agreement does not make either of them an agent or legal representative of the other for any purpose whatsoever. Neither party is granted, by this Agreement or otherwise, any right or authority to assume or create any obligation or responsibilities, express or implied, on behalf of or in the name of the other party, or to bind the other party in any manner

6

whatsoever. The parties expressly acknowledge that (a) CuraGen is an independent contractor with respect to TopoTarget in all respects, including the provision of the Services, and (b) that the parties are not partners, joint venturers, employees or agents of or with each other.

9.                    Beneficiary of Services; No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto, and nothing expressed or implied shall give or be construed to give any person any legal or equitable rights hereunder, whether as a Third Party beneficiary or otherwise. CuraGen and TopoTarget agree, and TopoTarget represents and warrants, that the Services will be provided solely to, and will be used solely by, TopoTarget, in each case only in connection with the Contributed Assets and the Assumed Liabilities. TopoTarget shall not resell or provide the Services to any other Person, or permit the use of the Services by any Person other than TopoTarget.

10.              Force Majeure. Neither party will be held liable to the other for any delay or failure of performance where such delay or failure results from events beyond that party’s control, including acts of God, earthquakes, fires, floods, civil disturbance, strikes, labor disputes, and lawful governmental action.

11.              Entire Agreement. This Agreement and the Transfer and Termination Agreement constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof.

12.              Amendment; Waiver. This Agreement may be amended, and any provision of this Agreement may be waived, if but only if such amendment or waiver is in writing and signed, in the case of an amendment, by CuraGen and TopoTarget, or in the case of a waiver, by the party against whom the waiver is effective. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

13.              Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) by personal delivery, (ii) upon transmission by facsimile machine if a confirmation sheet is emitted from such machine or (iii) upon delivery by an internationally recognized overnight courier service, each to the other Party at the following address (or at such other address as shall be given in writing by any Party to the other in accordance with this Section 13):

(a) if to TopoTarget:	Symbion Science Park
Fruebjergvej 3, 2100
2100 Copenhagen
Denmark
Attention: Chief Executive Officer
Facsimile No.: +45-39-179-492

7

with a copy to:	David E. Schulman, Esq.
Dechert LLP
1775 I Street, N.W.
Washington, D.C. 20006-2401
United States of America
Facsimile No.: +1 202-261-3333

(b) if to CuraGen:	322 East Main Street
Branford, Connecticut 06405
United States of America
Attention:
Facsimile No.: +1-203-483-2552

with a copy to:	WilmerHale
399 Park Avenue
New York, New York 10022
United States of America
Attention: Steven D. Singer, Esq.
Facsimile No.: +1 617-526-5000

14.              Non Assignability. Neither party may, directly or indirectly, in whole or in part, either by operation of law or otherwise, assign or transfer this Agreement without the other party’s prior written consent. Any attempted assignment, transfer or delegation without such prior written consent will be void.

15.              Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes hereof, provided that receipt of copies of such counterparts is confirmed. This Agreement shall become effective when each party has received a counterpart hereof signed by the other party hereto.

16.              Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect, and CuraGen and TopoTarget shall negotiate in good faith to replace such illegal, void or unenforceable provision with a provision that corresponds as closely as possible to the intentions of the parties as expressed by such illegal, void, or unenforceable provision.

17.              Subcontractors and Outsourcing. Except with respect to Third Parties that are counterparties to any Contracts included in the Transferred Assets, CuraGen shall not have the right to subcontract or outsource any of its obligations hereunder without the express written consent of TopoTarget.

8

18.              Other Agreements. This Agreement is not intended to amend or modify, and should not be interpreted to amend or modify in any respect the rights and obligations of CuraGen and TopoTarget under the Transfer and Termination Agreement.

19.              Taxes. The fees described in Section 3 are exclusive of value added taxes, sales taxes and any other similar taxes. TopoTarget will be responsible for all taxes (other than taxes based on net income or net profits) imposed by applicable taxing authorities on the provision of Services to TopoTarget hereunder. If CuraGen is required to pay such taxes, TopoTarget shall promptly reimburse CuraGen therefor.

20.              Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its choice of law rules. With respect to any suit, action or proceeding arising out of or relating to this Agreement (each, a “Proceeding”), each Party hereto irrevocably (i) agrees and consents to submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, United States of America, and (ii) waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts. Notwithstanding the immediately preceding sentence, either Party may seek injunctive or similar equitable relief as to any matter arising out of or relating to this Agreement in any court of competent jurisdiction.

9

IN WITNESS WHEREOF, the parties hereto have executed this Transition Services Agreement as of the day and year first above written.

CURAGEN CORPORATION

By:	/s/ Timothy M. Shannon
Name:	Timothy M. Shannon
Title:	President & CEO

TOPOTARGET A/S

By:	/s/ Peter Buhl	/s/ Hakan Astrom
Name:	Peter Buhl	Hakan Astrom
Title:	CEO	Chairman

[Signature page to Transition Services Agreement]

EXHIBIT A

SERVICES

1.	For the period 4/21/08-5/31/08

	a)	Continued medical management and preparation for transition of CLN6, CLN8, CLN-9
	b)	Submission of CLN 19 SPA and facilitation of response to issues and feedback from FDA with completion of transfer of support by end of period
	c)	Continued active regulatory support of belinostat in the US and CDN and preparation for transfer of regulatory activities regarding belinostat in the US and CDN
	d)	Continued drug safety support and reporting for belinostat in the US and preparation for transfer
	e)	Continued QA support of belinostat in US and preparation for transfer
	f)	Continued alliance management with NCI and transfer of NCI agreement to TopoTarget; similar with MTAs in the US

2.	For the period 6/1/08-6/30/08

	a)	Complete transition of all CLN6, CLN8, CLN-9 support to TopoTarget
	b)	Complete transfer of regulatory activities regarding belinostat in the US and CDN to TopoTarget
	c)	Complete transfer of drug safety in the US to TopoTarget
	d)	Complete QA support of belinostat in US to TopoTarget
	e)	Continued alliance management with NCI and transfer of NCI agreement to TopoTarget; similar with MTAs in the US

3.	For the period 7/1/08-12/31/08

	a)	Continued alliance management with NCI and transfer of NCI agreement to TopoTarget; similar with MTAs in the US
	b)	Point person for resolution of any issues post transfer

EXHIBIT B-1

[LOGO]
322 East Main Street, 3rd Floor
Branford, CT 06405
(203) 481-1104
(203) 315-2668 Fax
www.curagen.com
Robert Justice, MD
Food and Drug Administration	15 Apr 2008
Center for Drug Evaluation and Research
Division of Drug Oncology Products
5901-B Ammendale Road
Beltsville, MD 20705-1266

IND 70,789, Serial #0

General Correspondence: Change in ownership

Dear Dr. Justice:

Reference is made to our IND 70,789 for belinostat (PXD101)

CuraGen notifies the Agency that all rights to the application / IND have been transferred from CuraGen Corporation to TopoTarget as new owner, effective <date>. A complete copy of the IND, protocols, reports and amendments, regulatory correspondence and of the data in support of the application was provided to TopoTarget.

The name of the authorized representative and the address of the new owner are:

<Name of TopoTarget official representative (CuraGen Head of Regulatory Affairs? or other U.S. representative? ), and TopoTarget address>

Per line 13 of the 1571 form, updated statements containing the name and address of the contract research organizations, identification of the clinical study, and a list of the sponsor obligations transferred to the contract research organization were previously submitted on 27 Nov 2007 (SN 0107).

If you have any questions regarding this submission, please contact me by phone (203) 871-4339, facsimile (203) 315-2668 or email hscholl@curagen.com; or alternatively contact Kimberly Fabrizio by phone (203) 871-4251, facsimile (203) 315-2668 or e-mail kfabrizio@curagen.com.

Sincerely,

Hans Scholl, PhD

Vice President, Regulatory Affairs and Quality Assurance

CuraGen Corporation

DEPARTMENT OF HEALTH AND HUMAN SERVICES FOOD AND DRUG ADMINISTRATION INVESTIGATIONAL NEW DRUG APPLICATION (IND) (TITLE 21, CODE OF FEDERAL REGULATIONS (CFR) PART 312)	Form Approved: OMB No. 0910-0014. Expiration Date: May 31, 2009 See OMB Statement on Reverse.
NOTE: No drug may be shipped or clinical investigation begun until an IND for that investigation is in effect (21 CFR 312.40).

1.	NAME OF SPONSOR	2. DATE OF SUBMISSION
CuraGen Corporation	04/15/2008
3.	ADDRESS (Number, Street, City, State and Zip Code)	4. TELEPHONE NUMBER (Include Area Code)
322 East Main Street, Branford, CT 06405	(203) 871-4339
5.	NAME(S) OF DRUG (Include all available names: Trade, Generic, Chemical, Code)	6. IND NUMBER (If previously assigned)
belinostat (PXD101)	70,789
7.	INDICATION(S) (Covered by this submission) multiple cancer indications

8.	PHASE(S) OF CLINICAL INVESTIGATION TO BE CONDUCTED: ☐ PHASE 1 ☒ PHASE 2 ☐PHASE 3 ☐ OTHER
(Specify)
9.

LIST NUMBERS OF ALL INVESTIGATIONAL NEW DRUG APPLICATIONS (21 CFR Part 312), NEW DRUG OR ANTIBIOTIC APPLICATIONS (21 CFR Part 314), DRUG MASTER FILES (21 CFR Part 314.420), AND PRODUCT LICENSE APPLICATIONS (21 CFR Part 601) REFERRED TO IN THIS APPLICATION.

72,862

72,990

74,532

10.

IND submission should be consecutively numbered. The initial IND should be numbered “Serial number: 0000.” The next submission (e.g., amendment, report, or correspondence) should be numbered “Serial Number: 0001.” Subsequent submissions should be numbered consecutively in the order in which they are submitted.

SERIAL NUMBER 0 1 2 0

11.	THIS SUBMISSION CONTAINS THE FOLLOWING: (Check all that apply) ☐ INITIAL INVESTIGATIONAL NEW DRUG APPLICATION (IND) ☐ RESPONSE TO CLINICAL HOLD

PROTOCOL AMENDMENT(S):	INFORMATION AMENDMENT(S):	IND SAFETY REPORT(S):

☐	NEW PROTOCOL	☐ CHEMISTRY/MICROBIOLOGY	☐ INITIAL WRITTEN REPORT

☐	CHANGE IN PROTOCOL	☐ PHARMACOLOGY/TOXICOLOGY	☐ FOLLOW-UP TO A WRITTEN REPORT

☐	NEW INVESTIGATOR	☐ CLINICAL

☐	RESPONSE TO FDA REQUEST FOR INFORMATION	☐ ANNUAL REPORT	☒ GENERAL CORRESPONDENCE

☐	REQUEST FOR REINSTATEMENT OF IND THAT IS WITHDRAWN,	☒ OTHER	Change in ownership
INACTIVATED, TERMINATED OR DISCONTINUED	(Specify)

CHECK ONLY IF APPLICABLE

JUSTIFICATION STATEMENT MUST BE SUBMITTED WITH APPLICATION FOR ANY CHECKED BELOW. REFER TO THE CITED CFR SECTION FOR FURTHER INFORMATION.

☐ TREATMENT IND 21 CFR 312.35(b)	☐ TREATMENT PROTOCOL 21 CFR 312.35(a)	☐ CHARGE REQUEST/NOTIFICATION 21 CFR312.7(d)

FOR FDA USE ONLY
CDR/DBIND/DGD RECEIPT STAMP	DDR RECEIPT STAMP	DIVISION ASSIGNMENT:

IND NUMBER ASSIGNED:

CONTENTS OF APPLICATION This application contains the following items: (Check all that apply)
☒	1. Form FDA 1571 [21 CFR 312.23(a)(1)]
☐	2. Table of Contents [21 CFR 312.23(a)(2)]
☐	3. Introductory statement [21 CFR 312.23(a)(3)]
☐	4. General Investigational plan [21 CFR 312.23(a)(3)]
☐	5. Investigator’s brochure [21 CFR 312.23(a)(5)]
☐	6. Protocol(s) [21 CFR 312.23(a)(6)]
	☐	a. Study protocol(s) [21 CFR 312.23(a)(6)]
	☐	b. Investigator data [21 CFR 312.23(a)(6)(iii)(b)] or completed Form(s) FDA 1572
	☐	c. Facilities data [21 CFR 312.23(a)(6)(iii)(b)] or completed Form(s) FDA 1572
	☐	d. Institutional Review Board data [21 CFR 312.23(a)(6)(iii)(b)] or completed Form(s) FDA 1572
☐	7. Chemistry, manufacturing, and control data [21 CFR 312.23(a)(7)]
	☐	Environmental assessment or claim for exclusion [21 CFR 312.23(a)(7)(iv)(e)]
☐	8. Pharmacology and toxicology data [21 CFR 312.23(a)(8)]
☐	9. Previous human experience [21 CFR 312.23(a)(9)]
☐	10. Additional information [21 CFR 312.23(a)(10)]
13.

IS ANY PART OF THE CLINICAL STUDY TO BE CONDUCTED BY A CONTRACT RESEARCH ORGANIZATION?  ☒ YES  ☐ NO

IF YES, WILL ANY SPONSOR OBLIGATIONS BE TRANSFERRED TO THE CONTRACT RESEARCH ORGANIZATION?   ☒ YES  ☐ NO

IF YES, ATTACH A STATEMENT CONTAINING THE NAME AND ADDRESS OF THE CONTRACT RESEARCH ORGANIZATION, IDENTIFICATION OF THE CLINICAL STUDY, AND A LISTING OF THE OBLIGATIONS TRANSFERRED.

14.	NAME AND TITLE OF THE PERSON RESPONSIBLE FOR MONITORING THE CONDUCT AND PROGRESS OF THE CLINICAL INVESTIGATIONS
Timothy M. Shannon, MD President and Chief Executive Officer, CuraGen Corporation
15.	NAME(S) AND TITLE(S) OF THE PERSON(S) RESPONSIBLE FOR REVIEW AND EVALUATION OF INFORMATION RELEVANT TO THE SAFETY OF THE DRUG
Timothy M. Shannon, MD President and Chief Executive Officer, CuraGen Corporation

I agree not to begin clinical investigations until 30 days after FDA’s receipt of the IND unless I receive earlier notification by FDA that the studies may begin. I also agree not to begin or continue clinical investigations covered by the IND if those studies are placed on clinical hold. I agree that an Institutional Review Board (IRB) that complies with the requirements set fourth in 21 CFR Part 56 will be responsible for initial and continuing review and approval of each of the studies in the proposed clinical investigation. I agree to conduct the investigation in accordance with all other applicable regulatory requirements.

16.	NAME OF SPONSOR OR SPONSOR’S AUTHORIZED	17.	SIGNATURE OF SPONSOR OR
	REPRESENTATIVE		SPONSOR’S AUTHORIZED
	Hans Scholl, PhD Vice President, Regulatory Affairs and QA CuraGen Corporation		REPRESENTATIVE

18.	ADDRESS (Number, Street, City, State and Zip Code)	19.	TELEPHONE NUMBER (Include Area Code)	20.	DATE
	322 East Main Street Branford, CT 06405		(203) 871-4339		04/15/2008

(WARNING: A willfully false statement is a criminal offense. U.S.C. Title 18, Sec. 1001.)

Public reporting burden for this collection of information is estimated to average 100 hours per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing reviewing the collection of information. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden to:

Department of Health and Human Services Food and Drug Administration Center for Drug Evaluation and Research Central Document Room 5901-B Ammendale Road Beltsville, MD 20705-1266	Department of Health and Human Services Food and Drug Administration Center for Biologics Evaluation and Research (HFM-99) 1401 Rockville Pike Rockville, MD 20852-1448		“An agency may not conduct or sponsor, and a person is not required to respond to, a collection of information unless it displays a currently valid OMB control number.”

Please DO NOT RETURN this application to this address.

[LOGO]

EXHIBIT B-2

322 East Main Street, 3rd Floor
Branford, CT 06405
(203) 481-1104
(203) 315-2668 Fax
www.curagen.com

DMF Administrator	08 Nov 2007
Bureau of Pharmaceutical Sciences
Therapeutic Products Directorate
Health Canada Finance Building
Tunney’s Pasture (A.L. 0201D)
Ottawa, Ontario
Canada
K1A 0K9

Subject Matter: DMF 2006-008 - Type I - PXD101 — Change in ownership

Dear Sir or Madam:

CuraGen notifies the Agency that DMF Administrator have been transferred from CuraGen Corporation to TopoTarget as new owner, effective <date>. A complete copy of the DMF, amendments, regulatory correspondence and of the data in support of the DMF was provided to TopoTarget.

The name of the official representative and the address of the new owner are:

<address>

If there are questions or comments regarding this submission, please contact me by phone (203) 871-4339, facsimile (203) 315-2668, or e-mail hscholl@curagen.com or Kimberly Fabrizio. by phone (203) 871-4251, facsimile (203) 315-2668, or e-mail kfabrizio@curagen.com.

Sincerely,

Hans Scholl

Vice President, Regulatory Affairs and Quality Assurance

CuraGen Corporation

cc:	Sherry S. Ansher, Ph.D., Coordinator, National Cancer Institute
Cheryl A. Grandinetti, Pharm.D., Senior Clinical Research Pharmacist, National Cancer Institute
Pamela Degendorfer, MA, CCRP, Program Manager Drug Development, Princess Margaret Hospital

EXHIBIT B-3

322 East Main Street, 3rd Floor
Branford, CT 06405
(203) 481-1104
(203) 315-2668 Fax
www.curagen.com

DMF Administrator	08 Nov 2007
Bureau of Pharmaceutical Sciences
Therapeutic Products Directorate
Health Canada Finance Building
Tunney’s Pasture (A.L. 0201D)
Ottawa, Ontario
Canada
K1A 0K9

Subject Matter: DMF 2006-009 - Type IV - PXD101 Injection — Change in ownership

Dear Sir or Madam:

CuraGen notifies the Agency that all rights to the DMF have been transferred from CuraGen Corporation to TopoTarget as new owner, effective <date>. A complete copy of the DMF, amendments, regulatory correspondence and of the data in support of the DMF was provided to TopoTarget.

The name of the official representative and the address of the new owner are:

<address>

If there are questions or comments regarding this submission, please contact me by phone (203) 871-4339, facsimile (203) 315-2668, or e-mail hscholl@curagen.com or Kimberly Fabrizio. by phone (203) 871-4251, facsimile (203) 315-2668, or e-mail kfabrizio@curagen.com.

Sincerely,

Hans Scholl

Vice President, Regulatory Affairs and Quality Assurance

CuraGen Corporation

cc:	Sherry S. Ansher, Ph.D., Coordinator, National Cancer Institute
Cheryl A. Grandinetti, Pharm.D., Senior Clinical Research Pharmacist, National Cancer Institute
Pamela Degendorfer, MA, CCRP, Program Manager Drug Development, Princess Margaret Hospital

EXHIBIT C-1

TopoTarget Logo and Address

Robert Justice, MD
Food and Drug Administration	15 Apr 2008
Center for Drug Evaluation and Research
Division of Drug Oncology Products
5901-B Ammendale Road
Beltsville, MD 20705-1266

IND 70,789

General Correspondence: Change in ownership

Dear Dr. Justice:

Reference is made to IND 70,789 for belinostat (PXD101)

TopoTarget notifies the Agency that all rights to the application / IND have been transferred from CuraGen Corporation to TopoTarget as new owner, effective <date>.

TopoTarget, as new owner, commits to all agreements, promises, and conditions contained in the application and made by CuraGen Corporation as former owner. A complete copy of the IND, protocols, reports and amendments, regulatory correspondence and of the data in support of the application was provided to TopoTarget.

Either:

TopoTarget will use the previous owner CuraGen Corporation for submitting information to the IND on behalf of TopoTarget, and will file updated Transfer of Obligations statements for the various studies under the IND to reflect this.

Or:

TopoTarget will use <name of U.S. representative> for submitting information to the IND on behalf of TopoTarget, and will file updated Transfer of Obligations statements for the various studies under the IND to reflect this.

If you have any questions regarding this submission, please contact …

Sincerely,

TopoTarget

Attachments

Form 1571

DEPARTMENT OF HEALTH AND HUMAN SERVICES FOOD AND DRUG ADMINISTRATION INVESTIGATIONAL NEW DRUG APPLICATION (IND) (TITLE 21, CODE OF FEDERAL REGULATIONS (CFR) PART 312)	Form Approved: OMB No. 0910-0014. Expiration Date: May 31, 2009 See OMB Statement on Reverse.
NOTE: No drug may be shipped or clinical investigation begun until an IND for that investigation is in effect (21 CFR 312.40).
1.	NAME OF SPONSOR	2. DATE OF SUBMISSION
TopoTarget	04/15/2008

3.	ADDRESS (Number, Street, City, State and Zip Code)	4. TELEPHONE NUMBER (Include Area Code)
Address TopoTarget	Phone TopoTarget

5.	NAME(S) OF DRUG (Include all available names: Trade, Generic, Chemical, Code)	6. IND NUMBER (If previously assigned)
belinostat (PXD101)	70,789

7.	INDICATION(S) (Covered by this submission) multiple cancer indications

8.	PHASE(S) OF CLINICAL INVESTIGATION TO BE CONDUCTED: ☐ PHASE 1 ☒ PHASE 2 ☐ PHASE 3 ☐ OTHER
(Specify)
9.

LIST NUMBERS OF ALL INVESTIGATIONAL NEW DRUG APPLICATIONS (21 CFR Part 312), NEW DRUG OR ANTIBIOTIC APPLICATIONS (21 CFR Part 314), DRUG MASTER FILES (21 CFR Part 314.420), AND PRODUCT LICENSE APPLICATIONS (21 CFR Part 601) REFERRED TO IN THIS APPLICATION.

72,862

72,990

74,532

10.

IND submission should be consecutively numbered. The initial IND should be numbered “Serial number: 0000.” The next submission (e.g., amendment, report, or correspondence) should be numbered “Serial Number: 0001.” Subsequent submissions should be numbered consecutively in the order in which they are submitted.

SERIAL NUMBER 0 1 2 0

11.	THIS SUBMISSION CONTAINS THE FOLLOWING: (Check all that apply) ☐ INITIAL INVESTIGATIONAL NEW DRUG APPLICATION (IND) ☐ RESPONSE TO CLINICAL HOLD

PROTOCOL AMENDMENT(S):	INFORMATION AMENDMENT(S):	IND SAFETY REPORT(S):

☐	NEW PROTOCOL	☐ CHEMISTRY/MICROBIOLOGY	☐ INITIAL WRITTEN REPORT

☐	CHANGE IN PROTOCOL	☐ PHARMACOLOGY/TOXICOLOGY	☐ FOLLOW-UP TO A WRITTEN REPORT

☐	NEW INVESTIGATOR	☐ CLINICAL

☐	RESPONSE TO FDA REQUEST FOR INFORMATION	☐ ANNUAL REPORT	☒ GENERAL CORRESPONDENCE

☐	REQUEST FOR REINSTATEMENT OF IND THAT IS WITHDRAWN,	☒ OTHER	Change in ownership
INACTIVATED, TERMINATED OR DISCONTINUED	(Specify)

CHECK ONLY IF APPLICABLE

JUSTIFICATION STATEMENT MUST BE SUBMITTED WITH APPLICATION FOR ANY CHECKED BELOW. REFER TO THE CITED CFR SECTION FOR FURTHER INFORMATION.

☐ TREATMENT IND 21 CFR 312.35(b)	☐ TREATMENT PROTOCOL 21 CFR 312.35(a)	☐ CHARGE REQUEST/NOTIFICATION 21 CFR312.7(d)

FOR FDA USE ONLY
CDR/DBIND/DGD RECEIPT STAMP	DDR RECEIPT STAMP	DIVISION ASSIGNMENT:

IND NUMBER ASSIGNED:

12.	CONTENTS OF APPLICATION This application contains the following items: (Check all that apply)

☒	1. Form FDA 1571 [21 CFR 312.23(a)(1)]
☐	2. Table of Contents [21 CFR 312.23(a)(2)]
☐	3. Introductory statement [21 CFR 312.23(a)(3)]
☐	4. General Investigational plan [21 CFR 312.23(a)(3)]
☐	5. Investigator’s brochure [21 CFR 312.23(a)(5)]
☐	6. Protocol(s) [21 CFR 312.23(a)(6)]
	☐	a. Study protocol(s) [21 CFR 312.23(a)(6)]
	☐	b. Investigator data [21 CFR 312.23(a)(6)(iii)(b)] or completed Form(s) FDA 1572
	☐	c. Facilities data [21 CFR 312.23(a)(6)(iii)(b)] or completed Form(s) FDA 1572
	☐	d. Institutional Review Board data [21 CFR 312.23(a)(6)(iii)(b)] or completed Form(s) FDA 1572
☐	7. Chemistry, manufacturing, and control data [21 CFR 312.23(a)(7)]
	☐	Environmental assessment or claim for exclusion [21 CFR 312.23(a)(7)(iv)(e)]
☐	8. Pharmacology and toxicology data [21 CFR 312.23(a)(8)]
☐	9. Previous human experience [21 CFR 312.23(a)(9)]
☐	10. Additional information [21 CFR 312.23(a)(10)]
13.

IS ANY PART OF THE CLINICAL STUDY TO BE CONDUCTED BY A CONTRACT RESEARCH ORGANIZATION?  ☒ YES  ☐ NO

IF YES, WILL ANY SPONSOR OBLIGATIONS BE TRANSFERRED TO THE CONTRACT RESEARCH ORGANIZATION?   ☒ YES  ☐ NO

IF YES, ATTACH A STATEMENT CONTAINING THE NAME AND ADDRESS OF THE CONTRACT RESEARCH ORGANIZATION, IDENTIFICATION OF THE CLINICAL STUDY, AND A LISTING OF THE OBLIGATIONS TRANSFERRED.

14.	NAME AND TITLE OF THE PERSON RESPONSIBLE FOR MONITORING THE CONDUCT AND PROGRESS OF THE CLINICAL INVESTIGATIONS
TopoTarget Responsible Person
15.	NAME(S) AND TITLE(S) OF THE PERSON(S) RESPONSIBLE FOR REVIEW AND EVALUATION OF INFORMATION RELEVANT TO THE SAFETY OF THE DRUG
TopoTarget Responsible Person

I agree not to begin clinical investigations until 30 days after FDA’s receipt of the IND unless I receive earlier notification by FDA that the studies may begin. I also agree not to begin or continue clinical investigations covered by the IND if those studies are placed on clinical hold. I agree that an Institutional Review Board (IRB) that complies with the requirements set fourth in 21 CFR Part 56 will be responsible for initial and continuing review and approval of each of the studies in the proposed clinical investigation. I agree to conduct the investigation in accordance with all other applicable regulatory requirements.

16.	NAME OF SPONSOR OR SPONSOR’S AUTHORIZED	17.	SIGNATURE OF SPONSOR OR SPONSOR’S
	REPRESENTATIVE		AUTHORIZED REPRESENTATIVE
Hans Scholl, PhD (or other TopoTarget Rep) Vice President, Regulatory Affairs and QA CuraGen Corporation

18.	ADDRESS (Number, Street, City, State and Zip Code)	19.	TELEPHONE NUMBER (Include Area Code)	20.	DATE
	322 East Main Street Branford, CT 06405		(203) 871-4339		04/15/2008

(WARNING: A willfully false statement is a criminal offense. U.S.C. Title 18, Sec. 1001.)

Public reporting burden for this collection of information is estimated to average 100 hours per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing reviewing the collection of information. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden to:

Department of Health and Human Services Food and Drug Administration Center for Drug Evaluation and Research Central Document Room 5901-B Ammendale Road Beltsville, MD 20705-1266	Department of Health and Human Services Food and Drug Administration Center for Biologics Evaluation and Research (HFM-99) 1401 Rockville Pike Rockville, MD 20852-1448		“An agency may not conduct or sponsor, and a person is not required to respond to, a collection of information unless it displays a currently valid OMB control number.”

Please DO NOT RETURN this application to this address.

EXHIBIT C-2

TopoTarget Logo and Address

DMF Administrator	08 Nov 2007
Bureau of Pharmaceutical Sciences
Therapeutic Products Directorate
Health Canada Finance Building
Tunney’s Pasture (A.L. 0201D)
Ottawa, Ontario
Canada
K1A 0K9

Subject Matter: DMF 2006-008 - Type I - PXD101 — Change in ownership

Dear Sir or Madam:

TopoTarget notifies the Agency that the DMF have been transferred from CuraGen Corporation to TopoTarget as new owner, effective <date>. A complete copy of the DMF, amendments, regulatory correspondence and of the data in support of the DMF was provided to TopoTarget.

TopoTarget will maintain the Letters of Access and inform the involved parties of the change.

The name of the authorized representative and the address of the new owner are:

<Name of TopoTarget official representative (CuraGen Head of Regulatory Affairs? or other representative?), and TopoTarget address>

If there are questions or comments regarding this submission, please contact me by phone (203) 871-4339, facsimile (203) 315-2668, or e-mail hscholl@curagen.com or Kimberly Fabrizio. by phone (203) 871-4251, facsimile (203) 315-2668, or e-mail kfabrizio@curagen.com.

Sincerely,

Hans Scholl

Vice President, Regulatory Affairs and Quality Assurance

CuraGen Corporation

cc:	Sherry S. Ansher, Ph.D., Coordinator, National Cancer Institute
Cheryl A. Grandinetti, Pharm.D., Senior Clinical Research Pharmacist, National Cancer Institute
Pamela Degendorfer, MA, CCRP, Program Manager Drug Development, Princess Margaret Hospital

EXHIBIT C-3

TopoTarget Logo and Address

DMF Administrator	08 Nov 2007
Bureau of Pharmaceutical Sciences
Therapeutic Products Directorate
Health Canada Finance Building
Tunney’s Pasture (A.L. 0201D)
Ottawa, Ontario
Canada
K1A 0K9

Subject Matter: DMF 2006-009 - Type IV - PXD101 Injection — Change in ownership

Dear Sir or Madam:

TopoTarget notifies the Agency that all rights to the DMF have been transferred from CuraGen Corporation to TopoTarget as new owner, effective <date>. A complete copy of the DMF, amendments, regulatory correspondence and of the data in support of the DMF was provided to TopoTarget.

TopoTarget will maintain the Letters of Access and inform the involved parties of the change.

The name of the authorized representative and the address of the new owner are:

<Name of TopoTarget official representative (CuraGen Head of Regulatory Affairs? or other representative?), and TopoTarget address>

If there are questions or comments regarding this submission, please contact me by phone (203) 871-4339, facsimile (203) 315-2668, or e-mail hscholl@curagen.com or Kimberly Fabrizio. by phone (203) 871-4251, facsimile (203) 315-2668, or e-mail kfabrizio@curagen.com.

Sincerely,

Hans Scholl

Vice President, Regulatory Affairs and Quality Assurance

CuraGen Corporation

cc:	Sherry S. Ansher, Ph.D., Coordinator, National Cancer Institute
Cheryl A. Grandinetti, Pharm.D., Senior Clinical Research Pharmacist, National Cancer Institute
Pamela Degendorfer, MA, CCRP, Program Manager Drug Development, Princess Margaret Hospital

EXHIBIT D

REQUEST FOR SPECIAL PROTOCOL ASSESSMENT

322 East Main Street, 3rd Floor
Branford, CT 06405
(203) 481-1104
(203) 315-2668 Fax
www.curagen.com

Robert Justice, MD
Food and Drug Administration
Center for Drug Evaluation and Research	XX Apr 2008
Division of Drug Oncology Products
5901-B Ammendale Road
Beltsville, MD 20705-1266

IND 70,789, Serial #0XXX

REQUEST FOR SPECIAL PROTOCOL ASSESSMENT: CLINICAL

Dear Dr. Justice:

Reference is made to our IND 70,789 for belinostat (PXD101), a histone deacetylase (HDAC) inhibitor being developed in collaboration with TopoTarget A/S as a potential therapeutic for peripheral T-cell lymphoma (PTCL) and other indications.

Please find enclosed a Special Protocol Assessment (SPA) submission where we have incorporated your comments regarding the Phase 3 clinical study discussed in our End-of-Phase 2 meeting held on 29 Nov 2007. We have considered all feedback given to us by the Agency and posed any additional questions in Appendix 5 for your attention.

Please note that the clinical study number has been changed from the original Protocol Synopsis (PXD101-CLN-18) submitted in the EOP2 meeting brief on 31 Oct 2007, SN 0104 to the current clinical study number of PXD101-CLN-19 which will be used from this date forward.

Regarding all other development aspects concerning the registration of belinostat please refer to all correspondence regarding the two End-of-Phase 2 meetings held between CuraGen Corporation and the FDA (see Attachment 1).

In accordance with the Guidance for Industry — Special Protocol Assessment, and as requested in your comments to our Phase 3 protocol at the End-of-Phase 2 meeting, attached are the following documents:

(1)	Clinical trial Protocol PXD101-CLN-19, “A Multicenter, Open-Label Trial of Belinostat in Patients with Relapsed or Refractory Peripheral T-Cell Lymphoma”.—Appendix 1

(2)	Statistical Analysis Plan — Appendix 2

(3)	Independent Radiology Review Charter for PXD101-CLN-19 — Appendix 3

(4)	Sample Case Report Form — Appendix 4

(5)	Clinical Summary and List of Questions to FDA — Appendix 5

(6)	FDA Minutes of the 29 Nov 2007 End-of-Phase 2 meeting — Appendix 6

A copy of this cover letter will be sent today via facsimile to Dorothy Pease, Supervisor, Consumer Safety Officer.

If you have any questions regarding this submission, please contact me by phone (203) 871-44251, facsimile (203) 315-2668 or email kfabrizio@curagen.com or alternatively contact Hans Scholl by phone (203) 871-4339 or e-mail hscholl@curagen.com.

Sincerely,

Kimberly Fabrizio

Assistant Director Regulatory Affairs

CuraGen Corporation

cc:	Dorothy Pease, Supervisor, Consumer Safety Office
XX Desk Copies sent to Brenda Atkins, Project Manager

2

ATTACHMENT 1: Regulatory History:

CuraGen has currently held two End-of-Phase 2 meetings with the FDA in conjunction with PXD101 (belinostat) for the treatment of Peripheral T-Cell Lymphoma (PTCL) and Cancer of Unknown Primary (CUP). Both meetings have yielded input into our clinical development plan and protocol designs. The following documentation and meetings should be referenced in association with the clinical development of belinostat.

End-of-Phase 2 PTCL Meeting Minutes Received (11 Jan 2008)

End-of-Phase 2 PTCL Meeting (29 Nov 2007)

Supplemental PTCL Briefing Document Request (15 Nov 2007, SN 0106)

End-of-Phase 2 PTCL Meeting Brief (31 Oct 2007, SN 0104)

End-of-Phase 2 CUP Meeting Minutes Received (11 Apr 2007)

End-of-Phase 2 CUP Meeting (27 Mar 2007)

End-of-Phase 2 CUP Meeting Brief (23 Feb 2007, SN 0068)

Exhibit B

Assignment of Patents

CuraGen Corporation, a Delaware corporation, hereby assigns to TopoTarget A/S, a company organized and existing under the laws of Denmark, the entire right, title and interest for the United States of America and its territorial possessions and all foreign countries, including all rights of priority, in all inventions disclosed in the patents and patent applications identified on Schedule A, and in and to such patents and patent applications and all Letters Patents of the United States and all foreign countries which may or shall be granted on said inventions or in respect of such patents and patent applications identified on Schedule A, or any parts thereof, or any divisional, continuing, reissue or other applications or patents based in whole or in part thereon including the right to recover for past, present and future infringement.

CuraGen Corporation agrees to execute all applications, amended specifications, deeds or other instruments, and to do all acts necessary or proper to secure the grant of Letters Patent in the United States and in all other countries to TopoTarget A/S to vest and confirm in said corporation, its successors and assigns, the legal title to all such patents.

Each of CuraGen Corporation and TopoTarget A/S does hereby authorize and request the competent authorities to grant and issue any and all such Letters Patent as shall be granted upon said inventions or applications based thereon in the United States and throughout the world to said TopoTarget A/S, its successors and assigns.

Witness my hand and seal this 21st day of April, 2008.

CURAGEN CORPORATION

/s/ Timothy M. Shannon
Name:	Timothy M. Shannon
Title:	President & CEO

STATE OF

County of                     )

On this              day of                 , 2008, before me, the undersigned notary public, personally appeared                     , proved to me through satisfactory evidence of identification, which was                                 , to be the person whose name is signed on the preceding document, and acknowledged to me that he signed it voluntarily for its stated purpose.

[affix seal]

Notary Public
My commission expires:

Schedule A

Assignment of Patents

from CuraGen Corporation to TopoTarget A/S

Patent Applications

Filing Date	Appl. No. /Serial No.	Title

February 3, 2006	PCT/GB2006/000391	Combination therapies using HDAC inhibitors
(WO 2006/082428)

November 10, 2006	PCT/GB2006/004215 (WO 2007/054719)	Histone deacetylase (HDAC) inhibitors (PXD101) for the treatment of cancer alone or in combination with chemotherapeutic

Agents

November 10, 2005	U.S. 60/735,701

November 10, 2005	U.S. 60/735,662

February 3, 2005	U.S. 60/649,991